Exhibit 2.1

                              AMEMDED AND RESTATED

                               PURCHASE AGREEMENT

                                      AMONG

                            THE FORTRESS GROUP, INC.

                      WHITTAKER CONSTRUCTION, INCORPORATED

                               RRKTG LUMBER, INC.

                          LEWIS AND CLARK TITLE COMPANY

                                       AND

                              PERSONS NAMED HEREIN

                            DATED: December 31, 1997


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                               Purchase Agreement

     Amended and Restated Purchase Agreement is made and entered effective the 31st day of December, 1997 among The Fortress Group, Inc., a Delaware corporation ("Fortress" and the "Purchaser"), Whittaker Construction, Incorporated, a Missouri corporation ("Whittaker Construction"), RRKTG Lumber, Inc., a Missouri corporation ("RKG"), Lewis and Clark Title Company, a Missouri corporation ("L&C" and together with Whittaker Construction and RKG, the "Acquired Companies"), Robert N. Whittaker, Sr., Shirley J. Whittaker, Gregory
G. Whittaker, Robert N. Whittaker, Jr., Timothy H. Whittaker, and Kelly K. Whittaker, each Missouri residents (collectively, the "Principals" and the "Sellers") and Robert N. Whittaker, Sr., Trustee under Voting Trust Agreements among Whittaker Construction, Incorporated and Shirley J. Whittaker, Gregory G. Whittaker, Robert N. Whittaker, Jr., Timothy H. Whittaker, and Kelly K. Whittaker (the "Beneficial Owners") and among RKG and the Beneficial Owners (the "Purchase Agreement").

     WHEREAS, the Acquired Companies are engaged in the business of constructing, selling, financing, and insuring the title to residential single-family homes and operating a lumber company in St. Charles County, Missouri (the "Business"),

         WHEREAS, the Principals desire to sell, and the Purchaser desires to purchase, all of the issued and outstanding shares of capital stock (the "Shares") of the Acquired Companies for the consideration and on the terms set forth in this Agreement,

     NOW, THEREFORE, in consideration of the mutual covenants of the parties set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                            SALE OF SHARES AND ASSETS

     1.1 Shares. Upon the terms and subject to the conditions set forth herein and in reliance on the respective representations and warranties of the parties, the Principals will sell and transfer all of the issued and outstanding Shares to Purchaser, and Purchaser will purchase the Shares from the Principals on the Closing Date and at the time and place of Closing referred to below, for the consideration and in accordance with the provisions of Section 2.1 hereof.


     1.2 Consents. Promptly after the date hereof and except as otherwise provided herein, the Principals shall use reasonable efforts to obtain all approvals, consents, notices, and waivers required to transfer the shares to the Purchaser (collectively, the "Consents"), in form and substance satisfactory to the Purchaser. Schedule 4.5-1 hereto describes each Consent.

     1.3 Transfer to the Purchaser Subsidiaries. At the election of the Purchaser, at Closing the Principals shall transfer the Shares to such direct or




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indirect subsidiaries of the Purchaser as Purchaser shall designate in writing to Sellers before the Closing date (the "Purchaser Subsidiaries"). Purchaser is considering having the Shares of Whittaker Construction, RKG, and L&C transferred to three separate Purchaser Subsidiaries. In such case the agreements, covenants, indemnifications, and representations and warranties of the Sellers set forth herein shall also be for the benefit of the Purchaser Subsidiaries. If Purchaser elects to have title transferred at Closing to Purchaser Subsidiaries, Fortress shall remain subject to and bound by the duties, covenants, indemnifications, liabilities, representations, and warranties of Purchaser set forth herein.

                                   ARTICLE II
                       CONSIDERATION AND MANNER OF PAYMENT

     2.1 Purchase Price. The purchase price (the "Purchase Price") for the Shares and the terms of payment will be as follows:

                  (a) Cash. Subject to a post-closing adjustment pursuant to
         Section 2.2, below, Purchaser shall pay to Principals $12,750,000 cash as follows:

                  (i) Earnest Money.

                                    (A) 1st Deposit. By 12:00 midnight January
                           5, 1998 Purchaser shall wire transfer $500,000 in immediately available funds to an account or accounts designated by Principals (the "Earnest Money Deposit"). It shall be nonrefundable and shall constitute liquidated damages in the event the Purchaser fails to close for any reason other than a material breach by the Sellers of their duties under the Agreement. At Closing the Earnest Money Deposit shall be credited against the $12,750,000 cash purchase price at Closing. In the event Purchaser fails to deliver the Earnest Money Deposit by 12:00 midnight January 5, 1998, this Agreement will terminate. All obligations of the parties hereunder shall end, and each party will be relieved on any and all claims from and duties to the other party growing out of this Agreement except the confidentiality provisions contained in Section 8.3(d). Each party will bear its own expenses and respective fees and costs.

                                    (B) 2d Deposit. Not later than 5:00 p.m.,
                           Central Standard Time, February 27, 1998 Purchaser shall wire transfer $500,000 in immediately available funds to an account or accounts designated by Principals (the "2d Earnest Money Deposit"). It shall be nonrefundable, and $300,000 shall be credited against the $12,750,000 cash purchase price at Closing, with $200,000 of it being an extension payment to extend the Closing Date to March 6, 1998. Once the 2d Earnest Money Deposit is deposited, the two deposits, totaling $1,000,000, shall constitute liquidated damages in the event the Purchaser fails



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                           to close for any reason other than a material breach
                           by the Sellers of their duties under the Agreement. In the event Purchaser fails to deliver the 2d Earnest Money Deposit by 5:00 p.m. Central Standard Time, February 27, 1998, this Agreement will terminate. All obligations of the parties hereunder shall end, and each party will be relieved on any and all claims from and duties to the other party growing out of this Agreement except the confidentiality provisions contained in Section 8.3(d). Each party will bear its own expenses and respective fees and costs

                           (ii) Closing Date Cash. At Closing Purchaser shall
                  wire transfer $10,750,000 in immediately available funds to an account or accounts designated by Principals and $1,000,000 to
                  U. S. Title & Guaranty Company of St. Charles, Inc., Escrow Agent pursuant to the Escrow Agreement attached hereto as Exhibit H.

                  (b) Pre-Closing Distributions. As more fully described in
         Section 6.2(i), below, and subject to the limitations therein, it is contemplated by the parties that Principals will cause the Acquired Companies to make Pre-Closing Distributions of the estimated combined net worth of the Acquired Companies as of the Closing and will repay personal loans to the Principals. These Pre-Closing Distributions were part of the Purchase Price negotiations.

         2. 2. Adjustments to the Purchase Price.

                  (a) Closing Combined Balance Sheet. (1) Within forty-five (45) days of Closing, the Principals who are senior executives of Whittaker Construction, post-closing, shall prepare under the supervision of Fortress an unaudited combined balance sheet for the Acquired Companies as of the close of business on the date of the Closing. Purchaser's public auditor (the "Auditor") shall then, within sixty (60) days of receipt of such balance sheet, audit such closing combined balance sheet of the Acquired Companies (as it may be adjusted pursuant to subsection 2.2(c) below, the "Closing Combined Balance Sheet"), which Closing Combined Balance Sheet shall set forth the financial condition, assets, and liabilities of the Acquired Companies as of the close of business on the date of the Closing, but shall exclude any value associated with tap fee rebates arising from the Village of Dardene development, which are to be assigned to Principals as of the Closing. The Closing Combined Balance Sheet shall be prepared in accordance with generally accepted accounting principles ("GAAP"); provided, however,



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         no adjustment will be recognized for purposes of this Section 2.2 based upon a change in accounting treatment or policy with respect to an item that is in accordance with GAAP. The Closing Combined Balance Sheet shall include footnotes and shall include all adjustments, which would be made if the date of the Closing were the end of a fiscal period. The Auditor shall deliver a copy of the audit to the Principals along with a copy of the combined audited financials of the Acquired Companies for the period ended December 31, 1997 prepared by the Auditor on behalf of Purchaser in connection with its public disclosure of the proposed transaction (the "Audited 1997 Financials"). The fee charged by the Auditor for the audit shall be Fortress' expense. In addition, an auditor selected by the Principals ("Principals' Auditor") shall determine the increase in State and Federal Taxes payable by the Principals caused by Purchaser's election of Section 338(a) treatment for the purchase of the shares of Whittaker Construction (the "Section 338 Tax Increase") and deliver its determination (the "Tax Determination") to the parties at the time the Auditor delivers the Closing Combined Balance Sheet. The fee charged by Principals' Auditor for the Tax Determination shall be Fortress' expense.

                  (b) If the Principals dispute any of the calculations or conclusions of the Auditor with respect to either the Closing Combined Balance Sheet or the Audited 1997 Financials, they shall notify Purchaser in writing thereof ("Sellers' Notice") within thirty (30) days after delivery of the audit documents to them, which notice shall set forth in reasonable detail the procedures and the amount(s) in dispute. If they do not so notify Purchaser within such period, the Closing Combined Balance Sheet shall become final and binding upon all parties at the end of such period. If the Purchaser disputes any of the calculations or conclusions of the Principals' Auditor, it shall notify the Principals in writing thereof ("Purchaser's Notice") within thirty
         (30) days after delivery of the Tax Determination to them, which notice shall set forth in reasonable detail the amount in dispute. If it does not so notify Principals within such period, the Tax Determination shall become final and binding upon all parties at the end of such period.

                  (c) If the Principals do so notify Purchaser or the Purchaser does so notify the Principals, as the case may be, the Principals and Purchaser shall attempt in good faith to resolve such dispute(s). If Purchaser and the Principals are unable to resolve any disputed item within ten (10) days after receipt of the respective Notice, such disputed item(s) shall be submitted to one of the five largest nationally recognized accounting firms or any of their successors (other than the Auditor or the Principals' Auditor or their successors) chosen by lot which shall be instructed to arbitrate such disputed item(s) and determine the Net Worth of the Acquired Companies (as defined below) or the Section 338 Tax Increase, or both, within thirty
         (30) days, in a manner consistent with the provisions of Sections 2.2(a) and (c). The dispute may include issues relating to the 1997 Financials which have a bearing on the Closing Combined Balance Sheet. The resolution of disputes by the accounting firm so selected shall be set forth in writing and shall be conclusive and binding upon and non-appealable by the parties, and the Closing Combined Balance Sheet and, if subject to the dispute resolution, the Section 338 Tax Increase determination shall become final and binding upon the date of such resolution. The costs of such resolution by such accounting firm shall be borne equally by the two sets of parties. The term "Net Worth" means the excess of the total combined assets of the Acquired Companies over their total combined liabilities, determined in accordance with GAAP, but excluding the aforementioned tap fee rebates; provided, however, no adjustment will be recognized for purposes of this Section 2.2 based upon a change in accounting treatment or policy with respect to an item that is in accordance with GAAP.


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                           (d) Adjustment. (i) Upon its determination, the
                  amount of Net Worth (after giving effect to the Pre-Closing Distributions), if any, will be distributed to the Principals in cash by Purchaser within 10 business days from the date the amount is determined; and

                           (ii) The amount of Net Worth will be added to the
                  Pre-Closing Distributions to determine the "Cash Adjustment Amount". To the extent that the Cash Adjustment Amount is less than $13,000,000, the difference will be paid to the Principals in cash by Purchaser within 10 business days from the date the amount is determined. In addition, an adjustment will be made for the difference between the Section 338 Tax Increase and $750,000. If the Section 338 Tax Increase is less than $750,000, the difference will be paid by the Principals to Purchaser within 10 business days from the date the amount is determined. If the Section 338 Tax Increase is more than $750,000, the difference will be paid by the Purchaser to Principals within 10 business days from the date the amount is determined.

     2.3 Tax Reporting and Allocations. Subject to Purchaser's payment to the Principals of the Section 338 Tax Increase pursuant to Sections 2.1 and 2.2, above, Purchaser and Principals agree to treat the transaction for tax purposes as if the Acquired Companies sold all of their assets in a single transaction and to make elections under Sections 338(a) and (h)(10) of the Code. Schedule
2.6 constitutes the parties' agreement concerning allocation among the assets of the consideration to be paid to the Principals.

                                   ARTICLE III
                                     CLOSING

     3.1 Time and Place of Closing. The purchase and sale provided for in this Agreement will take place at the offices of Whittaker Construction, Incorporated, 355A Mid Rivers Mall Drive, St. Peters, MO 63376, or at such other place as the parties may agree upon, at 10:00 a.m. (local time) on March 6, 1998 (the "Closing", sometimes referred to as the "Closing Date") or such sooner date as Fortress may elect by giving at least three business days notice to Sellers, with a Closing Effective Date of 12:01 A.M. March 1, 1998.

     3.2 Deliveries. At Closing, the Principals, Acquired Companies and Purchaser will respectively deliver the closing documents as set forth in the Deliveries Check List attached as Exhibit A hereto and hereby incorporated by reference (the "Deliveries Check List").

                                   ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF ACQUIRED COMPANIES,
                                 AND PRINCIPALS

     The Acquired Companies, Robert N. Whittaker, Sr., Shirley J. Whittaker, Gregory G. Whittaker, Robert N. Whittaker, Jr., Timothy H. Whittaker, and Kelly
K. Whittaker each jointly and severally represent and warrant that all of the following representations and warranties in this Article IV are true and correct at the date of this Agreement, shall be true at the time of Closing, and Principals further represent that such representations and warranties as made at the time of Closing shall survive the Closing for the period of three years following the Closing Date.


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     4.1 Corporate Power and Authority; Effect of Agreement. The Acquired
Companies are corporations duly organized, validly existing, and in good standing under the laws of the State of Missouri and have all requisite power and authority to carry on their operations as they are now being conducted, to own or use the properties and assets they purport to own or use and to perform all of their obligations under the Material Contracts. They have all requisite corporate power and authority to consummate the transactions contemplated hereby and thereby, and to perform their respective obligations hereunder. The execution and delivery of this Agreement by the Acquired Companies and performance by them of their obligations under this Agreement and the consummation by them of the transaction contemplated hereby have been duly authorized by all necessary action on the part of each, in accordance with applicable law and Articles of Incorporation and By-laws. This Agreement has been duly and validly executed and delivered by the Acquired Companies and constitutes the valid and binding obligations of each, enforceable in accordance with their respective terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws of general applicability relating to or affecting creditors' rights generally, or the application of equitable principles.

     4.2 Minute Books of Each Acquired Company. The minute books of the Acquired Companies contain true and correct copies of (i) the minutes of each meeting of and (ii) all written consents of the board of directors and stockholders of each Acquired Company.

     4.3 Capitalization. The entire authorized and issued capital stock of each Acquired Company is listed on Schedule 4.3, and is issued only to the holders reflected on such Schedule. No legend or other reference to any purported Encumbrance appears upon any certificate representing the Shares of the Acquired Companies. All of the outstanding equity securities and interests of the Acquired Companies have been duly authorized and validly issued and are fully paid and nonassessable. Except for the Voting Trust Agreements, there are no voting agreements, voting trusts or other agreements (including cumulative voting rights), commitments or understandings with respect to any of the stock reflected on Schedule 4.3. The Voting Trust Agreements will be terminated prior to Closing.

     4.4 Articles of Incorporation, Bylaws, Officers and Directors. True and complete copies of the Articles of Incorporation, and all amendments thereof to date, and Bylaws of the Acquired Companies, have been delivered to Purchaser.
Schedule 4.4 is a true and complete list of all of the officers and directors of each Acquired Company.

     4.5 Authority; No Conflict. Except to the extent consents are required from third parties or Governmental Authorities (the "Consents"), the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby will not:


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                           (i) Violate or conflict with or result in a breach of
                  any provision of any Law, order, permit, judgment, injunction, decree or other decision of any court or other tribunal or any Governmental Authority binding on the Acquired Companies, or any of their respective Affiliates, or conflict with or result in the breach of any of the terms, conditions or provisions thereof.

                           (ii) Constitute a default under the respective
                  Articles of Incorporation or the By-laws of the Acquired Companies or of any material contract, agreement, commitment, indenture, mortgage, note, bond, license or other instrument or obligation to which an Acquired Company is a party.

                           (iii) Constitute an event that would permit any
                  person to terminate any Material Contract or accelerate the maturity of any material indebtedness or other material obligation.

                           (iv) Result in the creation or imposition of any
                  material Encumbrance upon the assets of the Acquired
                  Companies.

                           (v) Require any authorization, consent, approval,
                  exemption or other action by or notice to any court or Governmental Authority.

Under a heading "Consents", Schedules 4.5-1 and 4.5-2 describes each Consent. As used in this Agreement, "Governmental Authority" shall mean the United States or any state, local or foreign government, or any subdivision, agency or authority of any thereof.

     4.6 Financial Statements. (a) Except as set forth in Schedule 4.6, each Acquired Company has delivered to Fortress as part of Schedule 4.6 copies of the following financial statements (the "Financial Statements"):

                  (i) Unaudited Financial Statements for the years ended December 31, 1994, 1995, and 1996.

                  (ii) Unaudited Financial Statements for the month ended October 31, 1997.

                  (iii) Unaudited Financial Statements for the three months ended March 31, 1996 and 1997, the three months ended June 30, 1996 and 1997, the three months ended September 30, 1996 and 1997.

                  (iv) Unaudited Financial Statements for the six months ended June 30, 1996.

                  (v) Unaudited Financial Statements for the nine months ended September 30, 1996 and 1997.

     Each Financial Statement is accurate and complete in all material respects, is consistent with the books and records of the respective Acquired Company (which, in turn, are accurate and complete in all material respects) and fairly presents the Acquired Company's financial condition, assets and liabilities, as of the respective dates, and the results of operations for the periods related thereto.


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     (b) Except as reflected on Schedule 4.6, as of the date hereof and as of the Closing, no Acquired Company has any material debts, liabilities or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated or otherwise), except

                           (i) to the extent clearly and substantially reflected
                  and accrued for or fully reserved against in the Financial Statements,

                           (ii) for liabilities specifically delineated as to
                  nature and amount on the Schedules to this Agreement or liabilities not assumed pursuant to Section 2.8,

                           (iii) for liabilities and obligations which have
                  arisen after October 31, 1997 in the Ordinary Course of Business (none of which is a liability resulting from an undisclosed breach of contract, material breach of warranty, tort, infringement claim, or law suit, not otherwise disclosed in Schedule 4.14).

         4.7 Taxes.

             (a) Definitions.

                      (i) The term "Tax" shall mean any federal, state,
             local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect to the foregoing.

                      (ii) The term "Tax Return(s)" shall mean returns,
             declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of each Acquired Company or the administration of any laws, regulations or administrative requirements relating to any Taxes.

     (b) Tax Returns and Audits. Except as set forth in Schedule 4.7, each Acquired Company has timely filed all Tax Returns for all periods ended on or before the date of Closing and paid all Taxes shown to have become due pursuant to such Tax Returns.

     (c) The charges, accruals, and reserves with respect to Taxes on the books of the Acquired Companies are or, by the Closing, will be, in the judgment of the Acquired Companies' Chief Financial Officer, adequate (determined in


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accordance with GAAP). There exists no proposed tax assessment relating to the
Acquired Companies other than real property taxes and other taxes incurred in the ordinary course of business. No consent to the application of Section 341(f)(2) of the Code has been filed with respect to any property or assets held, acquired, or to be acquired by the Acquired Companies. All Taxes that the Acquired Companies are or were required by Law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Authority or other Person.

     (d) All Tax Returns filed by (or that include on a consolidated basis) the Acquired Companies are true, correct, and complete in all material respects. There is no tax sharing agreement that will require any payment by the Acquired Companies after the date of this Agreement.

     4.8 Material Contracts. Except as listed or described on Schedule 4.8 or any other Schedule (the "Material Contracts"), as of or on the date hereof the Acquired Companies are not party to any Applicable Contract that is of a type described below:

                  (a) any collective bargaining arrangement with any labor union or any such agreements currently in negotiation or proposed;

                  (b) any contract for capital expenditures or the acquisition or construction of fixed assets for or in respect to real property other than in the Ordinary Course of Business in excess of $50,000;

                  (c) any contract with a term in excess of one year for the purchase, maintenance, acquisition, sale or furnishing of materials, supplies, merchandise, machinery, equipment, parts or other property or services (except that the Acquired Companies need not list any such contract made in the Ordinary Course of Business which requires aggregate future payments of less than $250,000, and in lieu of providing each individual contract, the Acquired Companies has provided to Fortress its standard subcontractor form and a list of each subcontractor).

                  (d) any contract relating to the borrowing of money, or the guaranty of another person's borrowing of money, including, without limitation, all notes, mortgages, indentures and other obligations, agreements and other instruments for or relating to any lending or borrowing, including assumed indebtedness;

                  (e) any contract granting any person an Encumbrance on any of the assets of the Acquired Companies, in whole or in part, other than an Encumbrance arising in the Ordinary Course of Business as a result of the Acquired Companies entering into an agreement to sell a home to a potential buyer;

                  (f) any contract for the cleanup, abatement or other actions in connection with Hazardous Materials (as defined in Section 4.18), the remediation of any existing environmental liabilities or relating to the performance of any environmental audit or study, other than those arising in the Ordinary Course of Business;


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                  (g) any contract granting to any person a first-refusal,
         first-offer or similar preferential right to purchase or acquire any material asset of the operations of the Acquired Companies, other than in the Ordinary Course of Business;

                  (h) any contract under which an Acquired Company is -

                           (i) a lessee or sublessee of any machinery,
                  equipment, vehicle or other tangible personal property or real property, or

                           (ii) a lessor of any real property or tangible
                  personal property owned by an Acquired Company,

                  in either case having an original value in excess of $50,000;

                  (i) any contract providing for the indemnification of any officer, director, employee or other person where such indemnification may exceed the sum of $50,000;

                  (j) any joint venture or partnership contract.

     The Acquired Companies have made available to Fortress a true and complete copy of each written Material Contract, including all amendments or other modifications thereto. Except as set forth on Schedule 4.8, each Material Contract is a valid and binding obligation of the respective Acquired Company enforceable in accordance with its terms, and is in full force and effect, subject to bankruptcy, reorganization, receivership and other laws affecting creditors' rights generally and the application of equitable principles. Except as set forth on Schedule 4.8, the respective Acquired Company has performed all obligations required to be performed by it under each Material Contract and it is not, nor, to the Knowledge of the Acquired Companies, is any other party to any Material Contract (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder; and there exists no condition which, to the Knowledge of the Acquired Companies, would constitute a breach or default thereunder. The Acquired Companies have not been notified that any party to a Material Contract intends to cancel, terminate, not renew, or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.

     4.9 Home Contracts. Schedule 4.9 will list as of the Closing date all Contracts the Acquired Companies are a party to or entered into on behalf thereof pursuant to which they are obligated to construct a residence in connection with the Business.

     4.10 Permits. To the Knowledge of Sellers, each Acquired Company possesses all approvals, authorizations, certificates, consents, franchises, licenses, permits, rights, variances, and waivers necessary for the lawful conduct of its Business, the absence of which would materially adversely affect the operations of the Acquired Companies (collectively, the "Permits"). To the Knowledge of Sellers, each of the Permits is listed on Schedule 4.10 hereto. To the Knowledge of Sellers, all Permits are in full force and effect, no violations have occurred with respect thereto, and no basis exists for any limitation, revocation, or withdrawal thereof or any denial of any extension or renewal with respect thereto.


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     4.11 Properties. Schedule 4.11.1 hereto contains a complete and accurate list and legal description of all real property, leaseholds, or other interests in real property owned or held by the Acquired Companies. Schedule 4.11-1 shall be organized into five categories: Developed Real Property, Undeveloped Real Property, Leased Real Property, Land Contracts, and Option Property. Solely for purposes of categorizing the property being developed as either Developed Real Property or Undeveloped Real Property, Developed Real Property shall mean the property that meets the definition of "Substantially Complete" as defined in
Article X. Under the heading "Developed Real Property" Schedule 4.11-1 shall also disclose the estimated cost basis of each lot and the current list price of each (x) display house, (y) `spec' house, and (z) pre-sold house. The Acquired Companies will deliver or make available to Fortress copies of deeds and other instruments (as recorded) by which the Acquired Companies acquired such real property interests and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Sellers and relating to such property or interests. For purposes of this Agreement, the Developed Real Property and Undeveloped Real Property shall be collectively referred to as the "Property".

                  (a) Access. The Developed Real Property has all necessary access to and from public highways, streets, and roads, and no pending or, to the best Knowledge of the Sellers, threatened proceeding or other fact or condition exists that could limit or result in the termination of such access. The Developed Real Property is connected to and serviced by electric, gas, sewage, telephone, and water facilities, which facilities are in compliance, in all material respects, with all applicable Laws and installation and connection charges with respect thereto have been paid as required by the applicable utility provider. With respect to any Developed Real Property acquired or created by the Acquired Companies after the date hereof but before Closing, such Developed Real Property will satisfy all of the representations and warranties set forth herein concerning the Developed Real Property. With respect to the Undeveloped Real Property, there is no fact or condition that would preclude (a) the Undeveloped Real Property from having access to and from public highways, streets, or roads and (b) the Undeveloped Real Property from being connected to and serviced by electric, gas, sewage, telephone, and water facilities. With respect to any Undeveloped Real Property acquired by the Acquired Companies after the date hereof but before Closing, such Undeveloped Real Property will satisfy all of the representations and warranties set forth herein concerning the Undeveloped Real Property as of the Closing.

                  (b) Good and Marketable Title. To the Knowledge of the Principals and the Acquired Companies, the Acquired Companies have good and marketable title in fee simple to their respective Developed Real Property and Undeveloped Real Property; and the Developed Real Property and Undeveloped Real Property are free and clear of all Encumbrances other than those of record and are not subject to rights of way, use restrictions, exceptions, variances, reservations, or limitations of any nature except (i) mortgages or security interests shown on the Acquired Companies' October 31, 1997 Balance Sheet as securing specified liabilities or obligations, with respect to which no material default (or event that, with notice or lapse of time or both, would constitute a default) exists, (ii) mortgages or security interests incurred in connection with the purchase of property or assets after October 31, 1997, with respect to which no material default (or event that, with notice or lapse of time or both, would constitute a default) exists, (iii) liens for current taxes not yet due, and (iv) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Acquired Companies, and (v) zoning laws, annexation agreements and other land use restrictions that do not prevent the present or anticipated use of the property subject thereto; (vi) escrow agreements and recoupment agreements relating to the development of the Property, (vii) regulations and requirements imposed as part of the approval of the development of the Property by State, local and federal governments.

                  (c) No Breach or Default. With respect to any agreements, arrangements, contracts, covenants, conditions, deeds, deeds of trust, rights-of-way, easements, mortgages, restrictions, surveys, title insurance policies, and other documents granting to the Acquired Companies an interest in or otherwise affecting their property, no breach or event has occurred that with the giving of notice, the lapse of time, or both, would constitute a breach or event of default by an Acquired Company, or, to the best Knowledge of the Acquired Companies, any other Person.

                  (d) No Condemnation. No condemnation, eminent domain, or similar proceeding exists, is pending or, to the best Knowledge of the Acquired Companies, is threatened with respect to, or that could affect, any Developed or Undeveloped Property, Leased Real Property, or property held pursuant to a Land Contract.

                  (e) Compliance with Laws. To the Knowledge of the Acquired Companies and Principals, the buildings and improvements on the Developed Real Property and the Leased Real Property and the subdivisions and improvements of the Developed Real Property do not violate (i) any applicable Law, including any building, set-back, or zoning law, ordinance, regulation, or statute, or other governmental restriction in the nature thereof, or (ii) any restrictive covenant affecting any such property.

                  (f) Parties in Possession. To the Knowledge of the Acquired Companies and Principals, there are no parties in possession of any portion of the Property owned by or occupied by such Acquired Company, respectively, as lessees, tenants at sufferance, or trespassers.

                  (g) Assessments. Except as set forth on Schedule 4.11(g) or accrued or reported in the Closing Combined Balance Sheet, no developer-related charges or assessments for public improvements or otherwise made against the Developed Real Property or any lots included therein are currently due and unpaid, including without limitation those for construction of sewer lines, water lines, storm drainage systems, electric lines, natural gas lines, streets (including perimeter streets), roads and curbs.

                  (h) Moratoria. There is no moratorium applicable to any of the Developed or Undeveloped Real Property on (i) the issuance of building permits for the construction of houses, or certificates of occupancy therefor, or (ii) the purchase of sewer or water taps.

                  (i) Construction Conditions. To the Knowledge of Whittaker Construction each Lot included in the listing of Developed Real Property is stable and otherwise suitable for the construction of a residential structure by customary means and without extraordinary site preparation measures. Sellers make no representation as to the presence of rocks in or at building sites and disclaim Knowledge of the rock conditions.

                  (j) Environmental Matters. To the Knowledge of the Acquired Companies and Principals, except as disclosed in Schedule 4.11(j), the Developed and Undeveloped Real Property does not contain wetlands or a level of radon above action levels of the U.S. Environmental Protection Agency and is not located within a "critical", "preservation", "conservation" or similar type of area. To the Knowledge of the Acquired Companies and Principals no portion of the Developed or Undeveloped Real Property is situated within a "noise cone" such that the Federal Housing Administration will not approve mortgages due to the noise level classification of such Developed or Undeveloped Real Property.

                  (k) Certain Prior Uses. Other than isolated cemetery plots that Whittaker Construction has left undisturbed, none of the Developed or Undeveloped Real Property has been used as a gravesite or sanitary land fill.

                  (l) Claims. Except as otherwise disclosed to Purchaser in this Agreement, no legal proceeding is pending or, to the best Knowledge of the Acquired Companies, threatened which involves any of the Property or against an Acquired Company with respect to any of the Property; except for allegations associated with High Grove, Emerald Place, the Summit and the Presidio, none of the site-preparation and construction work performed on the Developed or Undeveloped Real Property has concentrated or diverted surface water or percolating water improperly onto or from the Property.

                  (m) No Foreign Sellers. No Seller is a "Foreign Person" within the meaning of Sections 1445 and 7701 of the Code.

     Schedule 4.11-3 is a true and complete list of each of the trucks, automobiles, machinery, equipment, furniture, supplies, tools, and other tangible personal property, and assets owned by, in the possession of, or used by the Acquired Companies in connection with the Business with a value in excess of $2,500 located on the real property or reflected on the October 31, 1997 Balance Sheet (except property sold or otherwise disposed of in the ordinary course of Business consistent with past custom and practices). The Acquired Companies have good and marketable title to, or a valid leasehold interest in (as indicated on such Schedule), each item listed on Schedule 4.11-3.

     4.12 Trademarks Service Marks, Trade Names, and Copyrights. To the Knowledge of Sellers and the Acquired Companies -

     a) all trademarks, service marks, trade names, and copyrights (including computer software and data) ("Trade Marks") used by the Acquired Companies in the conduct of the Business is described and set forth with particularity in
Schedule 4.12, along with information as to the ownership thereof;

     b) all such trademarks, service marks, trade names, and copyrights are owned by the Acquired Companies, except for such as are licensed under licenses referred to in Schedule 4.12;

     c) all such trademarks, service marks, trade names, and copyrights are valid and in good standing, free and clear of any Encumbrances other than in the Ordinary Course of Business and are not being overtly challenged in any way;

     d) the Acquired Companies have not infringed on nor are they now infringing on any trade mark, service mark, trade name, or copyright of or belonging to another person; and

     e) there is no claim pending or overtly threatened against the Acquired Companies with respect to alleged infringement of any trademark, service mark, trade name, or copyright owned by any person nor does the operation or any aspect to the Business in the manner in which it has heretofore been operated or is presently operated give rise to any such infringement.

     4.13 Patents and Other Intellectual Property. To the Knowledge of Sellers and the Acquired Companies -

     (a) all patents and other intellectual property ("Intellectual Properties") including all inventions, designs, models, processes, and applications for patents owned or used by the Acquired Companies or in which or to which they has any rights, licenses or immunities are described and set forth with particularity in Schedule 4.13, along with information as to the ownership thereof or licenses, rights or immunities therein and registrations thereof;

     (b) the Acquired Companies have not infringed on, misappropriated, or otherwise conflicted with and are not now infringing on, misappropriating or otherwise conflicting with any patent or other intellectual property right belonging to any person;

     (c) the Acquired Companies are not party to any license agreement or arrangement, whether as licensee, licensor or otherwise, with respect to any patent, application for patent, invention, design, model, process, trade secret or formula not set forth in Schedule 4.13; and

     (d) the Acquired Companies have the right and authority to use all patents, applications for patents, inventions, trade secrets, processes, models, designs, formulas and other intellectual property rights as are necessary to enable them to conduct and to continue to conduct all phases of the Business in the manner presently conducted and such use does not and will not conflict with, infringe on or misappropriate any patent or other rights of any person.

     4.14 Litigation. Except as set forth in Schedule 4.14 (which shall disclose the parties to, nature of, and relief sought for each matter to be disclosed on
Schedule 4.14) or other Schedule to this Agreement:

                  (a) There is no suit, action, proceeding, investigation, claim or order pending or, to the Knowledge of the Sellers, overtly threatened against the Acquired Companies with respect to the Business or proposed business activities or to which the Acquired Companies are otherwise a party, or which individually or in the aggregate could have a materially adverse effect on either the Acquired Companies, their assets, or the Business, before any court or before any Governmental Authority (collectively, "Claims"); nor, to the Sellers' Knowledge, is there any basis for any such Claims.

                  (b) The Acquired Companies are not subject to any judgment, order, or decree of any court or Governmental Authority. The Acquired Companies have not received any opinion or memorandum from legal counsel to the effect that they are exposed, from a legal standpoint, to any liability or disadvantage which may be material to the Business. Except as disclosed in Schedule 4.14, the Acquired Companies are not engaged in any legal action to recover money due them or for damages sustained by them.

                  (c) To the Knowledge of Sellers and the Acquired Companies, the Acquired Companies have given all required notice of such Claims to the appropriate insurance carrier(s) and/or all such Claims have in the judgment of the Acquired Companies' Chief Financial Officer, been fully reserved for on the financial statements of the Acquired Companies, taking into account preliminary GAAP adjustments, as delivered to Fortress pursuant to the terms of this Agreement. Schedule 4.14 lists the insurer for each Claim covered by insurance or designates each Claim, or portion of each Claim, as uninsured and the individual and aggregate policy limits for the insurance covering each insured Claim and the applicable policy deductibles for each insured Claim.

                  (d) Schedule 4.14 sets forth all closed litigation matters (other than workers compensation claims) to which the Acquired Companies were a party during the three years preceding the Closing that involved a judgment in excess of $100,000, the date such litigation was commenced and concluded, and the nature of the resolution thereof (including amounts paid in settlement or judgment).

     4.15 Compliance with Applicable Laws. To the Knowledge of Sellers and the Acquired Companies, except as set forth on Schedule 4.15, the Acquired Companies have complied in all material respects with all laws, rules, regulations, writs, injunctions, decrees, and orders applicable to it or to the operation of the Business (collectively, "Laws") and have not received any notice of any alleged claim or threatened claim, violation of, liability or potential responsibility under, any such Law which has not heretofore been cured and for which there is no remaining liability other than those not having a material adverse effect on the Business taken as a whole.

     4.16 Employee Benefits.

     (a) As used in this Section 4.16, the following terms have the meanings set forth below:

     "Company Other Benefit Obligation" means an Other Benefit Obligation owed, adopted, or followed by the Acquired Companies or an ERISA Affiliate of the Acquired Companies.

     "Company Plan" means all Plans of which the Acquired Companies or an ERISA Affiliate of the Acquired Companies is or was a Plan Sponsor, or to which the Acquired Companies or an ERISA Affiliate of the Acquired Companies otherwise contributes or has contributed, or in which the Acquired Companies or an ERISA Affiliate of the Acquired Companies otherwise participates or has participated. All references to Plans are to Company Plans unless the context requires otherwise.

     "Company VEBA" means a VEBA whose members include employees of the Acquired Companies or any ERISA Affiliate of the Acquired Companies.

     "ERISA Affiliate" means, with respect to the Acquired Companies, any other person that, together with the Company, would be treated as a single employer under IRC ss. 414.

     "Multi-Employer Plan" has the meaning given in ERISA ss. 3(37)(A).

     "Other Benefit Obligations" means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC ss. 132.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.


     "Pension Plan" has the meaning given in ERISA ss. 3(2)(A).

     "Plan" has the meaning given in ERISA ss. 3(3).

     "Plan Sponsor" has the meaning given in ERISA ss. 3(16)(B).

     "Qualified Plan" means any Plan that meets or purports to meet the requirements or IRC ss.401(a).

     "Title IV Plans" means all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C. 1301 et seq., other than Multi-Employer Plans.

     "VEBA" means a voluntary employees' beneficiary association under IRC ss. 501 (c)(9).

     "Welfare Plan" has the meaning given in ERISA ss. 3(l).

     (b)(i) Schedule 4.16-1 contains a complete and accurate list of all Company Plans, Company Other Benefit Obligations, and Company VEBAS, and identifies as such all Company Plans that are (A) defined benefit Pension Plans, (B) Qualified Plans, (C) Title IV Plans, or (D) Multi-Employer Plans.

                  (ii) Schedule 4.16-2 contains a complete and accurate list of
         (A) all ERISA Affiliates of the Acquired Companies, and (B) all Plans of which any such ERISA Affiliate is or was a Plan Sponsor, in which any such ERISA Affiliate participates or has participated, or to which any such ERISA Affiliate contributes or has contributed.

                  (iii) Schedule 4.16-3 identifies that for each Multi-Employer Plan there may be potential withdrawal liability for the Acquired Companies and the Acquired Companies' other ERISA Affiliates.

                  (iv) Schedule 4.16-4 sets forth a calculation of the liability of the Acquired Companies for post-retirement benefits other than pensions, made in accordance with Financial Accounting Statement 106 of the Financial Accounting Standards Board, regardless of whether any Acquired Companies is required by this Statement to disclose such information.

                  (v) Schedule 4.16-5 sets forth the financial cost of all obligations owed under any Company Plan or Company Other Benefit Obligation that is not subject to the disclosure and reporting requirements of ERISA.

     (c) Sellers have made available to Purchaser, or will make available to Purchaser within ten days of the date of this Agreement all of the following documents relating to Company Plans which are not Multi-Employer Plans. With respect to the Multi-Employer Plans, Sellers have made available or will make available to Purchaser only such documents as Sellers have in their possession:

                  (i) all documents that set forth the terms of each Company Plan, Company Other Benefit Obligation, or Company VEBA and of any related trust, including (A) all plan descriptions and summary plan descriptions of Company Plans for which Sellers or the Acquired Companies are required to prepare, file, and distribute plan descriptions and summary plan descriptions, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding Company Plans, Company Other Benefit Obligations, and Company VEBAs for which a plan description or summary plan description is not required;

                  (ii) all personnel, payroll, and employment manuals and policies;

                  (iii) all collective bargaining agreements pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by the Acquired Companies and the ERISA Affiliates of the Acquired Companies, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities;

                  (iv) a written description of any Company Plan or Company Other Benefit Obligation that is not otherwise in writing;

                  (v) all registration statements filed with respect to any Company Plan;

                  (vi) all insurance policies purchased by or to provide benefits under any Company Plan,

                  (vii) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Company Plan, Company Other Benefit Obligation, or Company VEBA;

                   (viii) all reports submitted within the four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Company Plan, Company Other Benefit Obligation, or Company VEBA;

                  (ix) all notifications to employees of their rights under ERISA ss. 601 et seq. and IRC ss. 498OB;

                  (x) the Form 5500 filed in each of the most recent three plan years with respect to each Company Plan, including all schedules thereto;

                  (xi) all notices that were given by any Acquired Companies or any ERISA Affiliate of an Acquired Companies or any Company Plan to the IRS, the PBGC, or any participant or beneficiary, pursuant to statute, within the four years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this Section 4.16;

                  (xii) all notices that were given by the IRS, the PBGC, or the Department of Labor to any Acquired Companies, any ERISA Affiliate of the Acquired Companies, or any Company Plan within the four years preceding the date of this Agreement;

                  (xiii) with respect to Qualified Plans and VEBAS, the most recent determination letter for each Plan of the Acquired Companies that is a Qualified Plan; and

                  (xiv) with respect to Title IV Plans, the Form PBGC-1 filed for each of the three most recent plan years.

     (d) Except as set forth in Schedule 4.16-6:

                  (i) The Acquired Companies have performed all of its obligations under all Company Plans, Company Other Benefit Obligations, and Company VEBAS. The Acquired Companies have made appropriate entries in their financial records and statements for all obligations and liabilities under such Plans, VEBAS, and Obligations that have accrued but are not due.

                   (ii) To the Knowledge of the Principals and the Acquired Companies, no statement, either written or oral, has been made by the Acquired Companies to any Person with regard to any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation and that could have an adverse economic consequence to the Acquired Companies or to Purchaser.

                  (iii) The Acquired Companies, with respect to all Company Plans, Company Other Benefits Obligations, and Company VEBAS, are, and each Company Plan, Company Other Benefit Obligation, and Company VEBA is, in material compliance with ERISA, the IRC, and other applicable Laws including the provisions of such Laws expressly mentioned in this
         Section 4.16, and with any applicable collective bargaining agreement.

                           (A) No transaction prohibited by ERISA ss. 406 and no
                  "prohibited transaction" under IRC ss. 4975(c) have occurred with respect to any Company Plan.

                           (B) No Seller or Acquired Companies has any liability
                  to the IRS with respect to any Plan, including any liability imposed by Chapter 43 of the IRC.

                           (C) No Seller or Acquired Company has any liability
                  to the PBGC with respect to any Plan or has any liability under ERISA ss. 502 or ss. 4071.

                           (D) All filings required by ERISA and the IRC as to
                  each Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided.

                           (E) All contributions and payments made or accrued
                  with respect to all Company Plans, Company Other Benefit Obligations, and Company VEBAs are deductible under IRC ss. 162 or ss. 404. No amount, or any asset of any Company Plan or Company VEBA. is subject to tax as unrelated business taxable income.

                  (iv) Each Company Plan can be terminated within thirty days without payment of any additional contribution or amount, other than accrued contributions.

                  (v) Since October 31, 1997 there has been no establishment or amendment of any Company Plan, Company VEBA, or Company Other Benefit Obligation.

                  (vi) No event has occurred or circumstance exists that could result in a material increase in premium costs of Company Plans and Company Other Benefit Obligations that are insured, or a material increase in benefit costs of such Plans and Obligations that are self-insured.

                  (vii) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Company Plan, Company Other Benefit Obligation, or Company VEBA is pending or, to Sellers' Knowledge, is Threatened.

                  (viii) No Company Plan is a stock bonus, pension, or profit-sharing plan within the meaning of IRC ss. 401(a).

                  (ix) Each Qualified Plan of each Acquired Companies is qualified in form and operation under IRC ss. 401(a); each trust for each such Plan is exempt from federal income tax under IRC ss. 501 (a). Each Company VEBA is exempt from federal income tax. No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Plan or trust.

                  (x) Each Acquired Company and each ERISA Affiliate of the Acquired Companies has met the minimum funding standard, and has made all contributions required, under ERISA ss. 302 and IRC ss. 402.

                  (xi) No Company Plan is subject to Title IV of ERISA.

                  (xii) The Acquired Companies have paid all amounts due to the PBGC pursuant to ERISA ss. 4007.

                  (xiii) No Acquired Company or any ERISA Affiliate of the Acquired Companies has ceased operations at any facility or has withdrawn from any Title IV Plan in a manner that would subject to any entity or Sellers to liability under ERISA ss. 4062(e), ss. 4063, or ss. 4064.

                  (xiv) Neither the Acquired Companies nor any ERISA Affiliate of the Acquired Companies has filed a notice of intent to terminate any Plan or has adopted any amendment to treat a Plan as terminated. The PBGC has not instituted proceedings to treat any Company Plan as terminated. No event has occurred or circumstance exists that may constitute grounds under ERISA ss. 4042 for the termination of, or the appointment of a trustee to administer, any Company Plan.

                  (xv) No amendment has been made, or is reasonably expected to be made, to any Plan that has required or could require the provision of security under ERISA ss. 307 or IRC ss. 401(a)(29).

                  (xvi) No accumulated funding deficiency, whether or not waived, exists with respect to any Company Plan; no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such Plan.

                  (xvii) The actuarial report for each defined benefit Pension Plan of each Acquired Company and each ERISA Affiliate of each Acquired Companies fairly presents the financial condition and the results of operations of each such Plan in accordance with GAAP.

                  (xviii) Since the last valuation date for each Pension Plan of each Acquired Company and each ERISA Affiliate of the Acquired Companies, no event has occurred or circumstance exists that would increase the amount of benefits under any such Plan or that would cause the excess of Plan assets over benefit liabilities (as defined in ERISA ss. 4001) to decrease, or the amount by which benefit liabilities exceed assets to increase.

                 (xiv) No reportable event (as defined in ERISAss.4043 and in regulations issued thereunder) has occurred.

                  (xx) No Seller or any Acquired Company has Knowledge of any facts or circumstances that may give rise to any liability of any Seller, any Acquired Companies, or Purchaser to the PBGC under Title IV of ERISA.

                  (xxi) No Acquired Company or any ERISA Affiliate of the Acquired Companies has ever established, maintained, or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any Multi-Employer Plan.

                  (xxii) No Acquired Company or any ERISA Affiliate of the Acquired Companies has withdrawn from any Multi-Employer Plan with respect to which there is any outstanding liability as of the date of this Agreement. No event has occurred or circumstance exists that presents a risk of the occurrence of any withdrawal from any Multi-Employer Plan that could result in any liability of either any Acquired Companies or Purchaser to a Multi-Employer Plan.

                  (xxiii) Neither the Acquired Companies nor any ERISA Affiliate of the Acquired Companies have received notice from any Multi-Employer Plan that it is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that such Plan intends to terminate or has terminated.

                  (xxiv) Neither the Acquired Company nor any ERISA Affiliate has received any notice from any Multi-Employer Plan to which the Acquired Companies or any ERISA Affiliate of the Acquired Companies contribute or has contributed that such Plan is a party to any pending merger or asset or liability transfer or is subject to any proceeding brought by the PBGC.

                  (xxv) Except to the extent required under ERISA ss. 601 et seq. and IRC ss. 4980B, no Acquired Company provides health or welfare benefits for any retired or former employee or is obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

                  (xxvi) The Acquired Companies have the right to modify and terminate benefits to retirees (other than pensions) with respect to both retired and active employees.

                  (xxvii) Sellers and the Acquired Companies have complied with the provisions of ERISA ss. 601 et seq. and IRC ss. 4980B.

                  (xxviii) No payment that is owed or may become due to any director, officer, employee, or agent of the Acquired Companies will be non-deductible to the Acquired Companies or subject to tax under IRC ss. 28OG or ss. 4999; nor will the Acquired Companies be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

                  (xxiv) The consummation of the Contemplated Transactions will not result in the payment, vesting, or acceleration of any benefit.

         4.17     Insurance Policies.

         (a) The Acquired Companies have made available to Fortress:

                           (i) true and complete copies of all policies of
                  insurance to which the Acquired Companies are a party or any director of an Acquired Company is or has been covered at any time within two years preceding the date of this Agreement;

                           (ii) true and complete  copies of all pending
                  applications  for policies of  insurance; and

                           (iii) any statement by the auditor of the Acquired
                  Companies' financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

     (b) Schedule 4.17(b) sets forth, by year, for the current policy year and each of the preceding two policy years:

                  (i) a summary of the loss experience under each policy;

                  (ii) a statement describing each claim under an insurance policy for an amount in excess of $50,000, which sets forth:

                           (A) the name of the claimant;

                           (B) a description of the policy by insurer, type of
                  insurance, and period of coverage; and

                           (C) the amount and a brief description of the claim;
                  and

                  (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

         4.18 Environment.

         (a)      Except as set forth in Schedule 4.18,

                  (i) to its Knowledge, each Acquired Company is and at all times has been in material compliance with, and has not been and is not in material violation of or materially liable under, all Environmental Requirements, and

                  (ii) each Acquired Company possesses all required permits, licenses and certificates, and have filed all notices or application required thereby.

         As used herein, "Environmental Requirements" shall mean all applicable federal, state and local laws, rules, regulations, ordinances and requirements relating to pollution and protection of the environment, all as amended or hereafter amended.

         (b)      Except as disclosed in Schedule 4.18,

                  (i) No Acquired Company has been subject to or received any notice of any private, administrative or judicial action or notice of any intended private, administrative, or judicial action relating to the presence or alleged presence of Hazardous Materials in, under, or upon any real estate currently or formerly owned, leased or used by (A) the Acquired Company, or (B) any other person that has at any time disposed of Hazardous Materials on behalf of an Acquired Company; and

                  (ii) to its respective Knowledge, no Acquired Company has any basis for any such notice or action; and,

                  (iii) there are no pending or, to the Knowledge of Sellers, threatened actions or proceedings (or notice of potential actions or proceedings) from any Governmental Authority or any other entity regarding any matter relating to health or protection of the environment.

     "Hazardous Materials" for purposes of this Agreement shall include, without limitation: (A) hazardous materials, hazardous substances, extremely hazardous substances or hazardous wastes, as those terms are defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 et seq. ("RCRA"), and any other Environmental Requirements; (B) petroleum, including, without limitation, crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute); (C) any radioactive material, including, without limitation, any source, special nuclear, or by-product material as defined in 42 U.S.C. ss.2011 et seq.; and (D) asbestos in any form or condition.

     (c) To the Knowledge of the Sellers and the Acquired Companies, there are and have been no past or present events, conditions, circumstances, activities, practices, incidents, or actions which could reasonably be expected to interfere with or prevent continued compliance with any Environmental Requirements, give rise to any legal obligation or liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation against or involving the Acquired Companies or any real estate presently or previously owned or used by the Acquired Companies under any of the Environmental Requirements or related common law theories, except as identified in Schedule 4.18.

     (d) To Sellers' Knowledge, Schedule 4.18 sets forth the name and principal place of business of every off-site waste disposal organization, and each of the haulers, transporters or cartage organization engaged now or in the preceding three years by the Business to dispose of Hazardous Materials to any such off-site waste disposal location on behalf of the Acquired Companies.

     4.19 Compensation: Employment Agreements. The Acquired Companies have delivered to Fortress an accurate schedule (Schedule 4.19) showing (i) all current officers, directors and key employees of the Acquired Companies in the Business, and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of December 31, 1996 and the date hereof and (ii) separately listing all employment agreements with such officers, directors and key employees. The Acquired Companies have provided to Fortress true, complete and correct copies of any employment agreements for persons listed on Schedule 4.19.

     4.20 Labor Matters. To its Knowledge, except as set forth in Schedule 4.20, within the last three years the Acquired Companies have not experienced any strike, picketing, boycott, work stoppage or slowdown, other labor dispute, union organizational activity, allegation, charge or complaint of unfair labor practice or employment discrimination. To Sellers' Knowledge no allegation, charge or complaint of unfair labor practice or employment discrimination is threatened, and to Sellers' Knowledge there is no basis for any such allegation, charge, or complaint. The Acquired Companies have complied in all material respects with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, and the payment of social security and other taxes. The Acquired Companies are not liable for any arrears of wages or any taxes or penalties for failure to comply with any such laws, ordinances or regulations.

     4.21 Representation as to Ownership of Shares. The Principals represent and warrant to Purchaser that the following statements are, as of the date hereof (giving effect to the termination of the Voting Trusts) and will be as of the Closing date, true and correct:

                  (a) Ownership of Shares and Interests. Except as set forth in
         Schedule 4.21(a) hereof, each Principal owns of record and beneficially the number of Shares of the Acquired Companies indicated opposite Seller's name in Schedule 4.21(a) hereto, with full right and authority to sell such Shares hereunder, and upon delivery of such Shares hereunder, the Purchaser will receive good title thereto, free and clear of all liens, mortgages, pledges or security interests or the rights of any third person and not subject to any agreements or understandings among any persons with respect to the voting or transfer of such Shares, other than those arising under agreements to which the Purchaser is a party.

                  (b) Execution, Delivery and Enforceability of Agreement; Violation. This Agreement has been duly executed and delivered by or on behalf of Principals and at the Closing any other documents required hereunder to be executed and delivered by or on behalf of Principals will have been duly executed and delivered. This Agreement constitutes the legal, valid and binding obligation of Principals, enforceable against each Principal in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting creditors' rights generally and the application of equitable principles. Any other agreements required hereto to be executed and delivered by the Principals at Closing will constitute the legal, valid and binding agreements of the Principals executing the same, enforceable against such Principal in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting creditors' rights generally and the application of equitable principles. Neither the execution of this Agreement nor the consummation of the transactions provided for herein by the Principals will violate or constitute a default under, or permit the acceleration or maturity of, except to the extent waived, the Acquired Companies' organizational documents or any indentures, mortgages, promissory notes, contracts or agreements to which Principals are a party or by which such Principals' properties are bound.

                  (c) Residence and Domicile; Bankruptcy. The Principals are residents of, and domiciled in, the state of Missouri. No bankruptcy, insolvency, or receivership proceedings have been instituted or are pending against Principals, and Principals are able to satisfy his respective liabilities as they become due.

     4.22 Misrepresentation. None of the representations and warranties set forth in this Agreement or in any of the certificates, schedules, exhibits, lists, documents, exhibits, or other instruments delivered, or to be delivered, by the Sellers as contemplated by any provision hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF FORTRESS

     Fortress represents and warrants that the representations and warranties set forth below are true and correct as of the date of this Agreement and shall be true and correct at the time of Closing and that such representations and warranties as made at the time of Closing shall survive the Closing.

     5.1 Organization. Fortress is and at Closing each Purchaser Subsidiary will be duly organized, validly existing, and in good standing under the laws of the state of Delaware.

     5.2 Authorization. Fortress and at Closing each Purchaser Subsidiary has full power, right and authority to execute and deliver this Agreement and to perform their respective obligations hereunder and thereunder. The execution and delivery of this Agreement by Fortress and the performance of the obligations under this Agreement have been duly and properly authorized by all requisite corporate action in accordance with applicable law and with the Certificate of Incorporation and by-laws of each. This Agreement is valid and binding upon Fortress in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally.

     5.3 Transaction Not a Breach. Neither the execution and delivery of this Agreement, nor its performance will violate, conflict with, or result in a breach of any provision of any Law, rule, regulation, order, permit, judgment, injunction, decree or other decision of any court or other tribunal or any Governmental Authority binding on or conflict with or result in the breach of any of the terms, conditions or provisions of the Certificate of Incorporation or the By-laws of Fortress or any Purchaser Subsidiary or of any contract, agreement, mortgage or other instrument or obligation of any nature to which either is a party or by which either is bound.

     5.4 Misrepresentation. None of the representations and warranties set forth in this Agreement or in any of the certificates, schedules, exhibits, lists, documents, exhibits, or other instruments delivered, or to be delivered, to the Sellers as contemplated by any provision hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

     5.5 Economic Risk: Sophistication. Fortress is able to bear the economic risk of an investment in the Acquired Companies' capital stock exchanged pursuant to this Agreement and can afford to sustain a total loss of such investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Acquired Companies' common stock. Fortress or its purchaser representative has had an adequate opportunity to ask questions and receive answers from the officers of the Acquired Companies concerning any and all matters relating to the background and experience of the current and proposed officers and directors of the Acquired Companies, the business, operations and financial condition of it. Fortress or its purchaser representative has asked any and all questions in the nature described in the preceding sentence and all questions have been answered to its satisfaction. Fortress represents that after taking into consideration the information and advice provided herein it has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of this investment and is an "accredited investor" as defined in Regulation D of the Securities Act of 1933, as amended (the "Securities Act").

                                   ARTICLE VI
                           COVENANTS PRIOR TO CLOSING

     6.1 Access and Cooperation; Due Diligence. Between the date of this Agreement and the Closing, Sellers will afford to the officers and authorized representatives of Fortress reasonable access to all of the Acquired Companies' sites, properties, books and records during normal business hours and with prior notice and will furnish Fortress with such additional financial and operating data and other information as to the business and properties of each Acquired Company as Fortress may from time to time reasonably request. Sellers will cooperate with Fortress, its representatives, engineers, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement. Fortress and Sellers will treat with strict confidence all information obtained in connection with the negotiation and performance of this Agreement. In the event this transaction does not close, at Sellers' request Fortress will provide them with copies of all analyses and information provided to Fortress that Fortress made of the Acquired Companies and the Business, conditioned upon receipt of a full and total release by all Sellers from liability for or related to any and all statements, conclusions, assessments, opinions, or projections made by Fortress in the analyses.

     6.2 Business Conduct. From the date hereof through the date of Closing, except as otherwise provided for in, or contemplated by, this Agreement, the Acquired Companies covenant and agree that:

                  (a) Each Acquired Company will operate the Business in the Ordinary Course in substantially the same manner as it is presently operated.

                  (b) Except in the Ordinary Course of Business or as required by Law or contractual obligations or other understandings or arrangements existing on the date hereof, the Acquired Companies will not (i) increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with any of the employees at the Business; (ii) pay or agree to pay any additional pension, retirement allowance or other employee benefit to any such employee, whether past or present, (iii) enter into any new employment, severance, consulting, or other compensation agreement with any existing employee of the Business, or (iv) engage in any Affiliate Transaction, except in the Ordinary Course of Business. Purchaser acknowledges that the Acquired Companies historically have given pay increases to its employees and that the granting of pay increases between the date of this Agreement and Closing, consistent with past practices and the financial projections submitted to Purchaser as part of the negotiations of this transaction, will not constitute a breach of this Section 6.2(b).

                  (c) Subject to the terms and conditions of this Agreement, the Acquired Companies will use their reasonable efforts to keep available the services of its present employees of the Business, and preserve the goodwill, reputation and present relationships of the Business with its suppliers, customers, and others having business relations with the Business.

                  (d) The Acquired Companies will (i) use their reasonable efforts to maintain and keep in full force existing insurance, (ii) maintain the Acquired Companies' records in the Ordinary Course of Business, and (iii) perform and comply in all material respects with their respective obligations under all Material Contracts.

                  (e) Except in the Ordinary Course of Business or as otherwise provided for in, or contemplated by this Agreement, no Acquired Company will (i) sell, lease, transfer or otherwise dispose of any of the Assets of the Business, (ii) enter into any joint venture, partnership or other similar arrangement or form any other new arrangement for the operation of the assets of the Business, or (iii) accelerate or delay the sale or construction of any inventory in a manner inconsistent with past practices.

                  (f) The parties will use their reasonable efforts between the date hereof and the Closing to secure fulfillment of all of the conditions precedent to each party's respective obligations hereunder.

                  (g) No party to this Agreement shall undertake any action or fail to take any action that will result in a breach of the representations and warranties set forth in Articles IV hereof as made again as of the Closing.

                  (h) Each Acquired Company will comply with all material Laws.

                  (i) It is acknowledged and contemplated by the parties that after the signing of this Agreement and up to the Closing Date the Acquired Companies will (x) Make or declare dividends or other distributions with respect to the stock of the Acquired Companies to their shareholders in an amount approximately equal to the combined net worth of the Acquired Companies based upon their balance sheets as of December 31, 1997, with preliminary GAAP adjustments, (y) will Issue notes to each of the Principals to pay off personal loans, including accrued interest, made to the Acquired Companies by the Principals, and
         (z) will make or declare a dividend just prior to Closing of the estimated increase of Net Worth in the Company as a result of income realized for the period of time between December 31, 1997 and the Closing date (the "Pre-Closing Distributions"). Schedule 6.2(i) lists assets that will be sold to Robert N. Whittaker, Sr., or one or more of the Principals and the price for which these assets will be transferred. Fortress covenants that at the Closing, it will fund to Whittaker Construction, Incorporated any Cash ShortFall, as defined herein. For purposes of this Section 6.2(i), "Cash Short-Fall" shall be the difference between a and b where "a" is the sum of (y) the Acquired Companies' combined net worth as of December 31, 1997 (after subtracting in-kind distributions) and (z) the outstanding loan balances (including accrued interest) on the Acquired Companies' books personally owing to the Principals and "b" is the Acquired Companies' Available Cash. For purposes of this Section 6.2(i), "Available Cash" shall mean the Acquired Companies' total cash on hand less a reasonable amount reserved for working capital which shall not be less than $2,000,000, not including funds set aside as earnest money but shall include workers compensation money market funds. As of Closing or immediately following Closing Fortress shall invest sufficient capital in the Acquired Companies in the form of equity to enable the Acquired Companies to meet minimum net worth requirements and leverage ratios of, for, or on obligations to which the Acquired Companies are indebted as well as additional funds for working capital on an as needed basis. It is understood that such capital shall not be taken into account in determining the Net Worth of the Acquired Companies for purposes of
         Section 2.2.

     6.3 Non-Negotiation. In consideration of the substantial expenditure of time, effort and expense undertaken by Fortress in connection with its due diligence review and the preparation and execution of this Agreement, the Sellers agree that neither they nor their representatives, agents or employees will, after the execution of this Agreement until the earlier of (i) the termination of this Agreement, (ii) the Closing, or (iii) March 6, 1998, directly or indirectly, solicit, encourage, negotiate or discuss with any third party (including by way of furnishing any information concerning the Acquired Companies) any acquisition proposal relating to or affecting the Acquired Companies, or any direct or indirect interests in the Acquired Companies , whether by purchase of assets or stock, purchase of interest, merger or other transaction ("Acquisition Transaction"), and that Sellers will promptly advise Fortress of the terms of any communications Principals or the Acquired Companies may receive or become aware of relating to any bid for all or any part of the Assets of the Business.

     6.4 Schedules. Notwithstanding language that implies otherwise, as of the execution of this Agreement, most Schedules referred to in this Agreement have not been delivered to the other party and have not yet been attached to the Agreement. The Schedules will be provided within a reasonable time from the date hereof and in all events prior to Closing. Each party hereto agrees that with respect to the material representations and material warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing timely to supplement or amend promptly all the schedules to this Agreement (the "Schedules"), to correct any matter which would constitute a material breach of any such party's representations and warranties herein, or to reflect any change in the information disclosed therein. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 7.1 and 7.2 have been fulfilled, the Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant to this Section 6.4.

     6.5 Wire Instructions. Sellers shall provide in writing at least one (1) business day prior to the Closing the wire instructions for wiring cash pursuant to Section 2.1 to the account or accounts of the bank specified by Sellers.

     6.6 Fortress' Covenants. Fortress will use its best efforts between the date hereof and the Closing to secure fulfillment of all of the conditions precedent to each party's respective obligations hereunder. It will not undertake any action or fail to take any action that will result in a breach of the representations and warranties set forth in Articles V hereof as made again as of the Closing.

                                   ARTICLE VII
                       CONDITIONS PRECEDENT TO THE CLOSING

     7.1 Conditions Precedent to Obligations of Purchaser. The obligations of Purchaser under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived at the option of Fortress:

                  (a) No Breach of Covenants; True and Correct Representations and Warranties. There shall have been no material breach by Sellers in the performance of any of their covenants herein to be performed by them in whole or in part prior to Closing, and the representations and warranties of Sellers contained in this Agreement shall be true and correct in all material respects as of the Closing, except for representations or warranties that are made by their terms as of a specified date, which shall be true and correct in all material respects as of the specified date. Purchaser shall receive at the Closing a certificate dated and validly executed on behalf of each Company by an executive officer certifying, substantially in the form of Exhibit B attached hereto, the fulfillment of the foregoing conditions, and restating and reconfirming as of the Closing all of the representations and warranties of the Acquired Companies contained in this Agreement.

                  (b) Delivery of Documents. Purchaser shall have received all documents and other items to be delivered under section (a) of the Deliveries checklist (Exhibit A).

                  (c) No Legal Obstruction. The Consents required for Purchaser to conduct the Business in the Ordinary Course after the Closing shall have been given or obtained, as the case may be. No suit, action or proceeding by any person or Governmental Authority shall be pending or threatened in writing, which if determined adverse to the Acquired Companies' interest, could have a material adverse effect upon (i) the Acquired Companies or the Business, (ii) Purchaser, or (iii) the benefits to Purchaser of the transactions contemplated hereby. No injunction, restraining order or order of any nature shall have been issued by or be pending before any court of competent jurisdiction or any Governmental Authority challenging the validity or legality of the transactions contemplated hereby or restraining or prohibiting the consummation of such transactions or compelling Purchaser to dispose of or discontinue or materially restrict the operations of a significant portion of the Business or of the Business conducted by Purchaser as a result of the consummation of the transactions contemplated hereby.

                  (d) Office Lease. Robert Whittaker, Sr.has executed a written lease with Whittaker Construction for its offices as set forth in Exhibit C.

                  (e) Employment Agreement. Employment Agreements have been executed with Gregory Whittaker and Thomas M. Schmittgens, attached hereto as Exhibit D-1 and D-2.

                  (f) Consulting Agreement. A Consulting Agreement has been executed with Robert N. Whittaker, Sr., attached hereto as Exhibit E.

                  (g) Gregory Whittaker and Robert H. Whittaker, Sr. have entered into a Right of First Refusal as set forth in Exhibits F-1 and F-2.

                  (h) The joint ventures of Whitmoor and Bluffs have agreed in writing to provide to the management of the Acquired Companies club memberships, greens fees and cart privileges, and preferred tee times on terms satisfactory to Fortress.

                  (i) At Closing Brad Goss acquires 5,000 shares of newly authorized preferred stock of Fortress, $100.00 per share liquidation value, having terms substantially conforming to the terms summarized in
         Exhibit I and he has executed a promissory notes containing terms and conditions summarized in Exhibit J.

     7.2 Conditions Precedent to Obligations of Principals. The obligations of the Sellers under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all the following conditions, any one or more of which may be waived at the option of the Sellers:

                  (a) Earnest Money Timely Deposited. Purchaser has deposited a total of $1,000,000 earnest money pursuant to Section 2.1(a)(i), $500,000 by January 5, 1998 and an additional $500,000 by 5:00 p.m.,
         February 27, 1998.

                  (b) No Breach of Covenants; True and Correct Representations and Warranties. There shall have been no material breach by Fortress in the performance of any of the covenants herein to be performed by them in whole or in part prior to the Closing, and the representations and warranties of Fortress contained in this Agreement shall be true and correct in all material respects as of the Closing, except for representations or warranties that are made by their terms as of a specified date, which shall be true and correct in all material respects as of the specified date. The Sellers shall receive at Closing a certificate dated as of the Closing and executed by an executive officer on behalf of Fortress certifying, substantially in the form of Exhibit B attached hereto, the fulfillment of the foregoing conditions, and restating and reconfirming as of Closing all of the representations and warranties of Fortress contained in this Agreement.

                  (c) Delivery of Documents. The Sellers shall have received all documents and other items to be delivered by Purchaser under Section
         (b) of the Deliveries Check List (Exhibit A).

                  (d) No Legal Obstruction. The conditions of Section 7.1(c) have been met.

                  (e) Release of Personal Guarantees. Working with Sellers, Fortress will have secured Releases from all obligations personally guaranteed by Robert N. Whittaker, Sr., Gregory G. Whittaker, Robert N. Whittaker, Jr., Timothy H. Whittaker, Kelly Whittaker, and their respective spouses or any of them ("Guaranteed Obligations") identified on Schedule 7.2(d) as personally guaranteed. "Releases" shall mean an absolute, unconditional and complete release of Robert N. Whittaker, Sr., Gregory G. Whittaker, Robert N. Whittaker, Jr., Timothy H. Whittaker, Kelly Whittaker, and their respective spouses from any liability, obligation or lien and obligation to supply or pledge collateral related to the Guaranteed Obligations.

                  (f) Employment Agreement. Exhibits D-1 and D-2 have been executed.

                  (g) Consulting Agreement. Exhibit E has been executed.

                  (h) Gregory Whittaker and Robert N. Whittaker, Sr. have entered into a Right of First Refusal as set forth in Exhibits F-1 and F-2.

                  (i) Fortress has loaned $500,000 to Brad Goss for the purpose of providing the cash for him to acquire 5,000 shares of preferred stock of Fortress with terms summarized in Exhibit I.


                                  ARTICLE VIII
                                OTHER AGREEMENTS

     8.1 Post Closing Covenants Relating to Loyalty, Non-Solicitation, Covenant Not to Compete, Covenant not to Discuss, and Confidentiality.

     (a) Each Principal hereby agrees that from the date of Closing through December 31, 2001 (the "Restrictive Period"), he or she shall not without the approval of Fortress, for any reason whatsoever, directly or indirectly, for himself or herself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an Principal, independent contractor, consultant or advisor, or as a sales representative, in any business which constructs or sells single-family residential homes, townhouses, villas, or condominium units or single-family residential homes or units adjacent to, part of, or contiguous to golf courses in St. Charles County, Missouri and in those counties identified in Section 1 of Exhibit G ("Territory").

     Notwithstanding the above, the foregoing covenant (i) shall have no application whatsoever with respect to the real estate described in Section 2 of Exhibit G and (ii) shall not be deemed to prohibit a Principal from acquiring as an investment not more than one (1%) percent of the capital stock of a competing business whose stock is traded on a national securities exchange or over the counter so long as the Principal does not consult with or is not employed by such competitor.

     (b) The provisions of subsection 8.1(a) notwithstanding, neither this Agreement nor any of the provisions and recitals contained therein shall prohibit a Principal or his Affiliates from engaging, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business which develops real estate for commercial or industrial uses, including golf courses. It is understood between the parties that the acquisition of raw, unimproved land and its improvement up to, but not including the construction of a residential structure, is not prohibited under this Section 8.

     (c) The provisions of subsection 8.1(a) notwithstanding, Gregory Whittaker may personally supervise and have Whittaker Construction build one home designed and intended for use as his personal residence, provided the sales price to Gregory Whittaker is at least equal to Whittaker Construction's cost of goods sold for the house and lot, plus 10%.

     (d) Other than in the performance of his duties as an employee or consultant, as the case may be, of the Acquired Companies, during the Restrictive Period, each Principal shall not, directly or indirectly, as seller, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity solicit or encourage any present or future customer, supplier or other third party to terminate or otherwise alter his, her or its relationship with the Acquired Companies with respect to the Business engaged in by the Acquired Companies.

     (e) Other than in the performance of his duties as an employee for the Acquired Companies during the Restrictive Period and thereafter, each Principal shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of Fortress, furnish, make available or disclose to any third party or use for the benefit of himself or any third party, any Confidential Information. As used in this Agreement, "Confidential Information" shall mean any information relating to the business or affairs of Fortress, the Acquired Companies and their respective subsidiaries, including, but not limited to, information relating to financial statements, suppliers, construction, manufacturing and servicing methods, equipment, programs, strategies and information, analyses, profit margins, or other proprietary information used by Fortress or any other subsidiary thereof in connection with the Business; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of the Principal. Each Principal acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to Fortress, the Acquired Companies and their respective subsidiaries.

     (f) If any court of competent jurisdiction shall at any time deem the term of this Section 8.1 or any particular Restrictive Covenant (as defined) too lengthy or the territory too extensive, the other provisions of this Section 8.1 shall nevertheless stand, the Restrictive Period herein shall be deemed to be the longest period permissible by law under the circumstances and the territory herein shall be deemed to comprise the largest territory permissible by law under the circumstances. The court in each case shall reduce the time period and/or territory to permissible duration or size.

     (g) Each Principal acknowledges and agrees that the covenants set forth in this Section 8.1 (collectively, the "Restrictive Covenants") are reasonable and necessary for the protection of Fortress' business interests, that irreparable injury will result to it if a Principal breaches any of the terms of said Restrictive Covenants, and that in the event a Principal breaches or threatens to breach any such Restrictive Covenants, Fortress will have no adequate remedy at law. Principals accordingly agree that in the event a Principal breaches or threatens to breach any of the Restrictive Covenants, Fortress shall be entitled to immediate temporary injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages, subject to hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting Fortress or a Purchaser Subsidiary from pursuing any other remedies available to them for such breach or the threat of such a breach by a Principal, including the recovery of any damages which it is able to prove.

     (h) Covenant Not To Solicit Corporate Employees, Agents or Representatives. During the Restrictive Period Principals shall not, directly or indirectly, alone or in concert with others, on their own behalf or on behalf of others seek to induce, solicit or attempt to solicit any of Fortress' employees, agents, independent contractors or other personnel of Fortress or its affiliates, to terminate his, her or their relationship with Fortress, or to violate any employment agreement, or recruit or attempt to recruit such persons to accept employment or contract with any company that competes with Fortress or another business that would have the effect of terminating his, his or their relationship with Fortress. For the purpose of this covenant "Fortress" shall mean The Fortress Group, Inc., a Delaware corporation and all of its subsidiaries and other owned entities, including the Acquired Companies.

     (j) Covenant Not to Discuss and/or Comment. Each party recognizes and acknowledges that the success of Fortress' business is largely dependent upon and attributable to the goodwill that it has established with its customers, business relations and contractors over a period of years and at great expense. Therefore, each party agrees that he, she, or it will not, during the term of this Agreement or at any time thereafter disparage The Principals, the Fortress Group, Inc., the Acquired Companies, or any of their directors, officers, shareholders, agents, employees, methods and techniques of doing business, their business practices or their character, their financial information, financial condition and/or their capabilities. For the purpose of this covenant "Fortress" shall mean The Fortress Group, Inc., a Delaware corporation and all of its subsidiaries and other owned entities, including the Acquired Companies.

     (k) Disclosure and reasonableness of covenants.

                           (i) Principals expressly agree, if Fortress so
                  requests, to inform any and all potential employers, principals, entities, contractors, co-shareholders or partners of the existence of these restrictions. Principals further consent to Fortress providing written notice to any third parties, of the existence of a Principal's post-closing obligations and that Fortress will enforce those obligations and seek legal redress against any other party who assists a Principal in interfering with the obligations owed to Fortress by the Principal under any of these covenants contained in this Section 8.1. Principals further agree that the covenants as agreed to herein shall not be argued by them to a court of law or to an arbitration panel as being overly broad in their territorial, time and/or competitive related restrictions. Once again, Principals acknowledges that Fortress' business in material purchases, design, marketing, sale and repair of its products has certain unique aspects associated with it.

                           (ii) Principals acknowledges that Fortress desires to
                  know, and by this Agreement is entitled to know, of all events or circumstances that may potentially create a conflict of interest during the Restrictive Period between a Principal and his or her duties to Fortress provided for herein. If requested in writing by Fortress, the Principal shall provide it written notification of the following:

                                    a. any  part-time  or full time  employment
                           with any other entity other than Fortress of its Affiliates;

                                    b. any ownership interest in any entity or
                           business which:

                                            1.  is in  competition  with  any
                                    business  of  the  Fortress  or  its
                                    Affiliates;

                                            2. is a customer of Fortress or its
                                    Affiliates;

                                            3. is a customer of any competitor
                                    of Fortress or its Affiliates;

                                            4.   receives   any   services  or
                                    goods  from  the  Fortress  or  its
                                    Affiliates; or

                                            5.  receives any services or goods
                                    from any  competitor  of Fortress or
                                    its Affiliates.

                                    c. Any filing, declaration or determination
                           of personal bankruptcy or insolvency, or any other significant or material event which may materially impose a Principal's ability to meet debt obligations as they come due.

     8.2 Covenants with respect to Qualified Plans. Purchaser covenants that within 180 days from the Closing Date it will cause Whittaker Construction Profit Sharing Plan (the "Profit Sharing Plan") to be terminated in accordance with the requirements of the Plan and ERISA. Purchaser further covenants that it will maintain the Whittaker Construction Money Purchase Pensions Plan for a period of at least four years from the Closing Date under current contribution levels without any modification thereto. Purchaser acknowledges that Seller may terminate the Profit Sharing Plan prior to Closing and it is stipulated that the termination and processes associated with it will not be a violation of any of the Sellers' covenants contained in Section 4.16, above.

     8.3 Defense of Litigation.

     (a) Principals covenant to pay on a timely basis the litigation costs associated with the defense of the suit identified in Section 9.1(b).

     (b) Purchaser covenants that it will facilitate and permit the General Counsel of Whittaker Construction, Brad Goss, to be involved in the defense of the litigation described in Section 9.1(b).

     8.4. Real Estate Broker's License. Purchaser covenants that within six months from the Closing Date it will cause Whittaker Construction to take all necessary steps to insure that one of its senior executives secures a real estate broker's license in the State of Missouri under which Whittaker Construction's licensed sales persons may sell its homes, and further that it will immediately upon Closing initiate the process to accomplish the change. Robert N. Whittaker, Sr. covenants that he will maintain his real estate broker's license until such time an executive of Whittaker Construction secures a broker's license but not beyond a year from the Closing Date and, further, he warrants that Whittaker Construction's licensed sales persons may sell the company's homes under his broker's license during this interim period.


                                   ARTICLE IX
                                 INDEMNIFICATION

     9.1 Indemnification by Sellers. From and after the Closing, the Principals jointly and severally agree to indemnify, defend and save the Acquired Companies, Fortress, and its officers, directors, employees, and agents (each, a "Purchaser Indemnified Party"), forever harmless from and against, and to promptly pay to a Purchaser Indemnified Party or reimburse a Purchaser Indemnified Party for, any and all liabilities (whether contingent, fixed or unfixed, liquidated or unliquidated, or otherwise), obligations, deficiencies, demands, claims, suits, actions, or causes of action, assessments, losses, costs, expenses, filing fees, interest, fines, penalties, actual or punitive damages or costs or expenses of any and all investigations, proceedings (including appeals, arbitration and mediation), judgments, environmental analyses, remediations, settlements and compromises (including reasonable fees and expenses of attorneys, accountants and other experts) (individually and collectively, the "Losses") sustained or incurred by any Purchaser Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of any of the following:

                  (a) any misrepresentation or breach of a representation or warranty made herein by a Principal, or non-compliance with or breach by a Seller of any of the covenants or agreements contained in this Agreement or other agreements to be performed by Principals;

                  (b) Any Loss identified and described in Section 1 of Exhibit H attached hereto, the Escrow Agreement; and

                  (c) the greater of (x) 1/2 of the fee of Michael Kahn & Associates ("Kahn's Fee") or (y) Kahn's Fee minus $175,000.

     9.2 Indemnification by Purchaser. From and after the Closing, Fortress and any assignee agrees to indemnify, defend and save the Acquired Companies, their officers, directors, employees and agents, and the Principals and their respective spouses (each, an "Acquired Companies Indemnified Party") forever harmless from and against, and to promptly pay to an Acquired Companies Indemnified Party or reimburse an Acquired Companies Indemnified Party for, any and all Losses sustained or incurred by any Acquired Companies Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of any of the following:

                  (a) any misrepresentation or breach of a representation or warranty made herein by Purchaser or any assignee;

                  (b) non-compliance with or breach by Fortress or any assignee of any of the covenants or agreements contained in this Agreement;

                  (c) an assessment by either the Internal Revenue Service or the State of Missouri to the extent it reflects a determination that the Section 338 Tax Increase is in excess of the determination made pursuant Section 2.2, above; and

                  (d) 1/2 of Kahn's Fee or $175,000, whichever is less;.

                  (e) other than with respect to the litigation described in
         Section 9.1(b), all liabilities and obligations of the Acquired Companies.

     9.3 Indemnification Procedure --Third Party Claims. In the event that subsequent to the Closing any person or entity entitled to indemnification under this Agreement (an "Indemnified Party") receives notice of the assertion of any claim or of the commencement of any action or proceeding by an entity who is not a party to this Agreement or an Affiliate of such a party (including, but not limited to any domestic or foreign court, government, or Governmental Authority or instrumentality, federal state or local) (a "Third Party Claim") against such Indemnified Party, against which a party to this Agreement is required to provide indemnification under this Agreement (an "Indemnifying Party"), the Indemnified Party shall give written notice together with a statement of any available information regarding such claim to the Indemnifying Party within sixty (60) days after learning of such claim (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such claim. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the "Defense Notice") within thirty (30) days after receipt from the Indemnified Party of notice of such claim, which notice by the Indemnifying Party shall specify the counsel it will appoint to defend such claim ("Defense Counsel"), to conduct at its expense the defense against such claim in its own name, or if necessary in the name of the Indemnified Party; provided, however, that the Indemnified Party shall have the right to approve the Defense Counsel, which approval shall not be unreasonably withheld, and in the event the Indemnifying Party shall propose an alternate Defense Counsel, which shall be subject again to the Indemnified Party's approval.

                  (a) In the event that the Indemnifying Party shall fail to give such notice, it shall be deemed to have elected not to conduct the defense of the subject claim, and in such event the Indemnified Party shall have the right to conduct such defense in good faith and to compromise and settle the claim without prior consent of the Indemnifying Party and the Indemnifying Party will be liable for all costs, expense, settlement amounts or other Losses paid or incurred in connection therewith.

                  (b) In the event that the Indemnifying Party does elect to conduct the defense of the subject claim, the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as may be reasonably requested by it, all at the expense of the Indemnifying Party, and the Indemnified Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing, provided that the Indemnified Party shall have the right to compromise and settle the claim only with the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. Without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement of any Third Party Claim or cease to defend against such claim, if pursuant to or as a result of such settlement or cessation,
         (i) injunctive or other equitable relief would be imposed against the Indemnified Party, or (ii) such settlement or cessation would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder. The Indemnifying Party shall not be entitled to control, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any claim to the extent that claim seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party (and the cost of such defense shall constitute an Loss for which the Indemnified Party is entitled to indemnification hereunder). If a firm decision is made to settle a Third Party Claim, which offer the Indemnifying Party is permitted to settle under this Section 9.3 and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give written notice to the Indemnified Party to that effect. If the Indemnified Party fails to consent to such firm offer within 30 calendar days after its receipt of such notice, the Indemnified Party may continue to contest or defend such third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the Indemnified Party through the end of such 30 day period.

                  (c) Any judgment entered or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party, and shall conclusively be deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder.

     9.4 Indemnification Procedure -- Other Claims. A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, and the Indemnifying Party will have a period of 30 calendar days within which to satisfy such Direct Claim. If the Indemnifying Party does not so respond within such 30 calendar day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnitee will be free to pursue such remedies as may be available to the Indemnitee under this Article IX. It is recognized by the parties and it is hereby agreed that the law suit identified in Section 9.1(b) is a Third Party Claim for which the Acquired Companies and Fortress effective the Closing Date shall be entitled to indemnification pursuant to Section 9.3 and no formal notice will be required to invoke the duty to indemnify.

     9.5 Failure to Give Timely Notice. A failure by an Indemnified Party to give timely, complete or accurate notice as provided in Sections 9.3 and 9.4 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure to give timely notice.

     9.6 Reduction of Loss. To the extent any Loss of an Indemnified Party is reduced by receipt of payment (i) under insurance policies which are not subject to retroactive adjustment or other reimbursement to the insurer in respect of such payment, or (ii) from third parties not Affiliated with the Indemnified Party, such payments (net of the expenses of the recovery thereof) (such net payment being referred to herein as a "Reimbursement") shall be credited against such Loss; provided, however, (x) the pendency of such payments shall not delay or reduce the obligation of the Indemnifying Party to make payment to the Indemnified Party in respect of such Loss, and (y) the Indemnified Party shall have no obligation, hereunder or otherwise, to pursue payment under or from any insurer or third party in respect of such loss. If any Reimbursement is obtained subsequent to payment by an Indemnifying Party in respect of a Loss, such Reimbursement shall be promptly paid over to the Indemnifying Party.

     9.7 Limitation of Indemnification. Notwithstanding anything in this Agreement to the contrary:

                  (a) Limitation of Years. A party's duty to indemnify under this Article IX shall cease thirty-six (36) months from the date of Closing, and, moreover, --

                           (i) Principals will have no liability for
                  indemnification with respect to any representation, warranty, or Loss unless on or before thirty-six (36) months from the Date of Closing Purchaser notify Principals in writing of a claim specifying the factual basis of that claim in reasonable detail; and

                           (ii) Fortress will have no liability for
                  indemnification with respect to any representation or warranty unless on or before thirty-six (36) months from the Date of Closing any Principal notifies Fortress in writing of a claim specifying the factual basis of that claim in reasonable detail.

     The duty to indemnify pursuant to Section 9.1(b) shall continue until there is a final and complete resolution of the matters giving rise to the causes of action.

                  (b) Threshold. In all cases except a duty arising under
         Section 9.1(b), a party's duty to indemnify under this Article IX shall not arise until the total of all Losses sustained or incurred by an Indemnified Party exceed $50,000 and then only for the amount by which such Losses exceed $50,000. With respect to Section 9.1(b), the duty to indemnify shall not be limited by any minimum threshold amount.

                   (c) Dollar Limitation for Breach. The total Losses for which Sellers, in the aggregate, shall provide indemnification under this
         Article IX and any other provision of this Agreement shall be $2,700,000, inclusive of the $1,000,000 deposited in escrow pursuant to
         Section 9.10.

                  (d) Consequential or Special Damages. Except for a Loss arising under Section 9.1(b) with respect to punitive damages, no Indemnifying Party shall have any liability to an Indemnified Party for any incidental, special, consequential, punitive, or statutorily trebled damages.

                  (e) Exclusive Remedy. Except for its right to enforce the covenants contained in Section 8.1, enforceable through injunctive or other equitable relief under Section 8.1(f), which Fortress does not waive, the indemnification obligations of Sellers under this Article IX are the sole and exclusive remedy of Fortress, and Fortress waives any other remedies, whether available at law or in equity.

     9.8 Subrogation. The Indemnifying Party shall be subrogated to the Indemnified Party's rights of recovery to the extent of any Loss satisfied by the Indemnifying Party. The Indemnified Party shall execute and deliver such instruments and papers as are necessary to assign such rights and assist in the exercise thereof, including access to books and records of the Acquired Companies.

     9.9 Arbitration. Excluding the right of the Purchaser or Principals to seek injunctive relief, all claims (pursuant to Federal or state statutes or by common law), controversies, differences or disputes between the Purchaser and Principals arising out of or relating to this Agreement or related or referenced exhibits or the alleged breach thereof including, but not limited to, indemnification claims under Article 9.3 and/or 9.4 and the Escrow Agreement relating thereto (Exhibit H) (but excluding audit disputes under Article 2.2(c)) shall be settled by arbitration in accordance with the rules then in effect of the American Arbitration Association at the time of the dispute. After an award is rendered by the arbitrator(s), a judgment may be entered in any court of competent Jurisdiction. The arbitration shall occur in the greater St. Louis, Missouri area to the exclusion of all other locations. The arbitrators can only award actual and not punitive, trebled or exemplary damages and cannot add to or subtract from the terms of this Agreement. The parties agree that the arbitrators may include provisions for the payment of costs and expenses, including reasonable attorneys' fees as part of any ruling or award made thereunder. The parties acknowledge that arbitration shall be the sole, final, binding and exclusive remedy of the parties with respect to any such matter for which arbitration is undertaken hereunder. In preparation for the arbitration process described herein, the parties shall be given at least 120 days for discovery and each party may utilize all methods of discovery authorized by the procedural rules and statutes of the State of Missouri for civil litigation and may enforce the right to obtain such discovery in the manner provided by such rules and statutes.

     9.10 Security for Indemnification. As security for their duties pursuant to
Section 9.1(b), Principals agree that $1,000,000 of the cash purchase price shall be deposited in escrow with an escrow agent pursuant to the terms of Exhibit H attached hereto and made a part hereof. This sum is not in addition to but part of the $2,700,000 limitation described in Section 9.7(c).

                                    ARTICLE X
                                   DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings referred to in this Article 10:

"Acquired Companies" - as defined on page 2.

"Acquired Companies Indemnified Party" - as defined in Section 9.2

"Acquisition Transaction" - as defined in Section 6.3.

"Affiliate" - With respect to a Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

"Affiliate Transaction" - a transaction between an Acquired Company and any other Person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, an Acquired Company.

"Applicable Contract" - any Contract (a) under which a Company has or may acquire any rights, (b) under which a Company has or may become subject to any obligation or liability, or (c) by which a Company or any of the Assets used by it is or may become bound.

"Auditor"  - as defined in Section 2.2(a).

"Available Cash" - as defined in Section 6.2(i).

"Beneficial Owners" - as defined on page 2.

"Board" - as defined in Section 7.1(j).

"Business" - as defined on page 2.

"Cash Adjustment Amount" - as defined in Section 2.2(d).

"Cash Short-Fall" - as defined in Section 6.2(i).

"CERCLA" - as defined in Section 4.18(b).

"Claims" - as defined in Section 4.14(a).

"Closing" - as defined in Section 3.1.

"Closing Date" - as defined in Section 3.1.

"Closing Combined Balance Sheet" - as defined in Section 2.2(a).

"Closing Effective Date" - as defined in Section 3.1.

"Code" - 1986 Internal Revenue Code, as amended, and regulations issued by the Internal Revenue Service pursuant to the Internal Revenue Code of 1986, as amended.

"Company" and "Acquired Companies" as defined in Section 4.1.

"Company Other Benefit Obligation" - as defined in Section 4.16.

"Company Plan" - as defined in Section 4.16.

"Company VEBA" - as defined in Section 4.16.

"Confidential Information" - as defined in Section 8.1(d).

"Consents" - as defined in Sections 1.3 and 4.5.

"Contract" - any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

"Defense Counsel" - as defined in Section 9.3.

"Defense Notice" - as defined in Section 9.3.

"Deliveries Check List" - Schedule A.

"Developed Real Property"- as described in Section 4.11.

"Encumbrance" - any charge, claim, equity, judgment, lease, liability, lien, mortgage, pledge, restriction, security interest, Tax lien, or encumbrance of any kind.

"Environmental Requirements" - as defined in Section 4.18.

"ERISA Affiliate"- as defined in Section 4.16.

"Financial Statements" - as defined in Section 4.6.

"Earnest Money Deposit" - as defined in Section 2.1(a)(i).

"Foreign Person" - as defined in Section 4.11(m).

"Fortress" - The Fortress Group, Inc.

"GAAP" - as defined in Section 2.2(a).

"Government Authority" - the United States or any state, local, or foreign government, or any subdivision, agency, or authority of any thereof.

"Governmental Consents" - as defined in Section 4.5.

"Guaranteed Obligations" - as defined in Section 7.2(d).

"Hazardous Materials" -- as defined in Section 4.18.

"Intellectual Properties" - as defined in Section 4.13.

"Indemnified Party" - as defined in Section 9.3.

"Indemnifying Party" - as defined in Section 9.3

"Kahn" - as defined in Section 12.18.

"Kahn's Fee" - as defined in Section 9.1(c).

"Knowledge" -- an individual will be deemed to have "Knowledge" of a particular fact if:

                  (a) Such individual is actually aware of such fact or other matter; or

                  (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter, provided the individual had Reasonable Grounds for believing there to be such circumstances where an investigation should be conducted. For purposes of this definition, "Reasonable Grounds" are those consistent with normal business practices.

A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or any time had, Knowledge of such fact or other matter.

"Land Contracts" - as listed in Section 4.11.

"Laws" - as defined in Section 4.15.

"Leased Property" - as defined in Section 4.11.

"Legal Requirement" -- any federal, state, local, municipal, foreign, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

"Losses" - as defined in Section 9.1.

"L & C" - Lewis and Clark Title Company.

"Material Contracts" - as defined in Section 4.8.

"Multi-Employer Plan"- as defined in Section 4.16.

"Net Worth" - "- as defined in Section 2.2(c).

"Option Property" - as listed in Section 4.11.

 "Ordinary Course of Business" -an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if-

                  a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                  (b) such action is similar in nature and magnitude to actions customarily taken in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

"Other Benefit Obligations" - as defined in Section 4.16

"Owned Property" - as defined in Section 4.11.

"PBGC" - as defined in Section 4.16.

"Pension Plan" - as defined in Section 4.16

"Permits" - as defined in Section 4.10.

"Person" -- any individual, corporation (including non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity of Governmental Body.

"Plan" - as defined in Section 4.19.

"Plan Sponsor" - as defined in Section 4.19

"Pre-Closing Distributions" - as defined in Section 6.2(i).

"Principals" - as defined on page 2.

"Principals' Auditor" - as defined in Section 2.2(a).

"Purchase Price" - as defined in Section 2.1

"Purchaser" - The Fortress Group, Inc.

"Purchaser Indemnified Party" - as defined in Section 9.1.

"Purchaser Subsidiary" - as defined in Section 1.3.

"Purchaser's Notice" - as defined in Section 2.2(b).

"Qualified Plan" - as defined in Section 4.16.

"RCRA" - as defined in Section 4.18(b).

"Real Estate" - as defined in Section 4.11

"Reimbursement" - as defined in Section 9.6.

"Related Person"--with respect to a particular individual:


           (a) each other member of such individual's Family;

           (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

           (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

           (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

             With respect to a specified Person other than an individual:

           (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

             (b) any Person that holds a Material Interest in such specified Person;

             (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

             (d) any Person in whom such specified Person holds a Material Interest;



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


             (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

             (f) any Related Person of any individual described in clause (b) or (c).

                    For purposes of this definition, (a) the "Family" of an individual includes (i) the individual (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest' means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

"Releases" - as defined in Section 7.2(d).

"Restrictive Covenant" - as defined in Section 8.1(f).

"Restrictive Period" - as defined in Section 8.1(a).

"RKG" - RRKTG Lumber, Inc.

"Schedules" - as defined in Section 6.4.

"Section 338 Tax Increase" - as defined in Section 2.2

"Securities Act" - as defined in Section 5.5.

"Sellers" - as defined on page 2.

"Sellers' Notice" - as defined in Section 2.2(b).

"Selling Indemnified Party" - as defined in Section 9.2.

"Shares" - as defined on page 2.

"Substantially Complete" - That each and all of the requirements listed in this definition have been met with respect to the Developed Real Property and each lot contained therein ("Lot" or "Lots"):

                  (a) Final subdivision plats have been approved by all applicable governmental authorities and recorded in the official records of the County, municipality or applicable governmental authority;


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

                  (b) Letters have been issued by the appropriate governmental authority which evidence that such authority has released at least 90% of the funds escrowed for installation of streets, water lines, sanitary sewer, and storm sewers for the Lots;

                  (c) The appropriate governmental authority has certified that operable water and sewer taps are available to each of the Lots; and

                  (d) The appropriate governmental authority has certified that building permits are obtainable for the construction of single-family houses on the Lots.

"Tax" - as defined in Section 4.7(a).

"Tax Determination"- as defined in Section 2.2(a).

"Tax Return"  - as defined in Section 4.7(a).

"Territory" - as defined in Section 8.1(a).

"Third Party Claim" - as defined in Section 9.3.

"Title IV Plans" as defined in Section 4.16.

"Trade Marks" - as defined in Section 4.12.

"Undeveloped Real Property" - as defined in Section 4.11.

"VEBA" - as defined in Section 4.16.

"Voting Trust Agreements" - as defined on page 2.

"Welfare Plan" - as defined in Section 4.16.

"Whittaker Construction" - as defined on page 2.


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                                   ARTICLE XI
                                  MISCELLANEOUS

     11.1 Notices, Consents, Etc. Any notices, consents or other communication required to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed properly served if (i) delivered personally,
(ii) sent by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, or (iii) delivered by a recognized overnight courier service, to the parties at the addresses as set forth below or at such other addresses as may be furnished in writing.

                  (a)      If to Sellers:

                           Whittaker Construction, Incorporated
                           355A Mid Rivers Mall Drive
                           St. Peters, MO 63376
                           Attention: Mr. Robert N. Whittaker, Sr.

                           Robert and Shirley Whittaker
                           #6 Upper Whitmoor Drive
                           St. Charles, MO 63304

                           Robert N. Whittaker, Jr.
                           773 Hillenkamp
                           St. Charles, MO 63304

                           Kelly K. Whittaker
                           1015 Whitmoor Drive
                           St. Charles, MO 63304

                           Timothy H. Whittaker
                           729 Hillenkamp Drive
                           St. Charles, MO 63304

                           Gregory G. Whittaker
                           221 Pitman Hill Road
                           St. Charles, MO 63304

                  (b)      If to Purchaser:

                           THE FORTRESS GROUP, INC.
                           1650 Tysons Boulevard, Suite 600
                           McLean, VA  22102
                           Attention: James J. Martell, Jr.

Date of service of such notice shall be (x) the date such notice is personally delivered, (y) three (3) days after the date of mailing if sent by certified or registered mail, or (z) one (1) day after date of delivery to the overnight courier if sent by overnight courier.


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


     11.2 Severability. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision.

     11.3 Documents. Each party will execute all documents and take such other actions as the other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Agreement.

     11.4 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     11.5 Expenses. Except as otherwise specifically provided herein, each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing an carrying out the transactions contemplated by this Agreement. Sellers shall not pay or obligate Purchaser to pay any of such costs and expenses from the Assets.

     11.6 Cooperation by the Parties. In addition to the covenants of Sellers contained in Article VI herein, the parties to this Agreement will use their reasonable efforts, and will cooperate with each other of them, to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as shall be required in order to enable each of them to effect the transactions contemplated hereby, and will otherwise use their best efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof.

     11.7 Further Assurances. At any time or from time to time up to one year after the Closing, each of the parties hereto shall, at the request of the other of the parties hereto and at such other parties' expense, execute and deliver any further instruments or documents and take all such further actions are reasonably requested of it in order to consummate and make effective the sale of the Assets pursuant to this Agreement.

     11.8 Governing Law. This Agreement shall be construed and governs in accordance with the laws of the State of Missouri, without giving effect to conflicts and choice of law principles.

     11.9 Headings. The subject headings of Articles and Sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

     11.10 Assignment. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any party without the prior written consent of the other parties; provided, however, that nothing in the Agreement is intended to limit Purchaser's ability to assign its rights or delegate its responsibilities, liabilities and obligations under this Agreement to any person at any time whether prior to or following the Closing without consent, but no such assignment shall relieve Fortress of any of its obligations, duties or liabilities hereunder.


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

     11.11 Entire Agreement. This Agreement and all the Schedules and Exhibits attached to the Agreement (which shall be deemed incorporated in the Agreement and made a part hereof) set forth the entire understanding of the parties and supersedes all prior or contemporaneous agreements or negotiations (whether in writing or oral). and may be modified only by instruments signed by both of the parties hereto. Oral modifications are absolutely prohibited.

     11.12 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Agreement, any rights or remedies under or by reason of this Agreement.

     11.13 Interpretative Matters. Unless the context otherwise requires, (i) all references to Articles, Sections, Schedules or Exhibits in this Agreement,
(ii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, and (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

     11.14 Termination. Upon notice to the other parties hereto, the Purchaser or the Sellers may terminate this Agreement prior to the Closing under the circumstances set forth below:

     (a) Outside Closing Date. The Purchaser or the Sellers may terminate this Agreement if the Closing has not occurred on or before March 6, 1998.

     (b) Failure to deliver Earnest Money Deposits. This Agreement will automatically terminate at 12:001 a.m., January 6, 1998 if Purchaser fails to deliver the Earnest Money Deposit in a timely fashion as provided in Section 2.1(a)(i)(A), and it will also automatically terminate at 5:01 p.m. Central Standard Time, February 27, 1998 if Purchaser fails to deliver the 2d Earnest Money Deposit in a timely fashion as provided in Section 2.1(a)(i)(B).

     (c) Prior to Closing. This Agreement may be terminated at any time prior to
Closing:

                  (i) at any time prior to the Closing by the mutual written consent of Purchaser and the Sellers;

                  (ii) at any time prior to the Closing by either the Sellers or Purchaser in writing, without liability to the terminating party on account of such termination (provided the terminating party is not otherwise in default or in breach of this Agreement), if Purchaser or the Sellers, respectively, shall (i) fail to perform in any material respect its agreements contained herein required to be performed prior to the Closing, or (ii) materially breach any of its representations, warranties or covenants contained herein; and

     (b) Effect of Termination. In the event of termination of this Agreement pursuant to Subsections 11.14(a), (b) or (c)(i), then all obligations of the parties hereunder shall terminate and each party will be relieved on any and all claims from the other party growing out of this Agreement except the confidentiality provisions contained in Section 8.3(d), and each party will bear its own expenses and respective fees and costs.

     11.15 Public Announcement. Any public announcement or similar publicity with respect to this Agreement will be issued, if at all, at such time and in such manner as Fortress determines; provided, however, Fortress will provide an advance copy of the public announcement to Sellers and reasonably consider Sellers' proposed additions or changes to the announcement. Unless reasonably necessary to consummate this transaction or consented to by Fortress in advance or required by law, prior to Closing Sellers shall, and shall cause it directors, officers, employees, agents, and advisors to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Fortress will consult with each other concerning the means by which the employees, customers, suppliers and other interested parties of the Acquired Companies will be informed of the transaction and Fortress will have the right to be present at any such communication. In any pubic announcement for distribution in the greater St. Louis, Missouri area, no reference will be made to the price paid, and if in other public announcements the price paid is included, it shall include the debt on the books of the Acquired Companies, reflecting the enterprise value, not just the cash paid.


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


     11.16 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising a right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of the right, power, or privilege, and no single or partial exercise of a right, power, or privilege will preclude any other or further exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in it can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given.

     11.17 Jointly Negotiated. The provisions of this Agreement have been jointly negotiated by all of the parties to the Agreement, and as such, it is agreed that no provision shall be more strictly construed against a party regardless of which party drafted the provision.

     11.18 Brokers. Each party represents and warrants that it employed no broker or agent in connection with this transaction except for Michael P. Kahn & Associates, LLC ("Kahn"), and except as modified by this Agreement agrees to indemnify the other parties hereto against all loss, cost, damages or expenses arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party. Notwithstanding to the contrary implied by Sections 9.1(c), any commission payable to Kahn covering the adjustment to the Purchase Price for the Section 338 Tax Increase, described in
Section 2.2, above, shall be borne by Purchaser and not the Sellers.



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


         IN WITNESS WHEREOF, the parties have executed this Amended and Restated Purchase Agreement on February 27, 1998.

The Fortress Group, Inc.

By: ________________________________
    James J. Martell, Jr., President

[ATTEST]


By: ___________________________________
    Hildy Zampella, Assistant Secretary


Whittaker Construction, Incorporated                 RRKTG Lumber, Inc.


By: ______________________________                   By: _________________
    Robert N. Whittaker, Sr.


Lewis and Clark Title Company

_____________________________

By: _________________________                        _____________________
Robert N. Whittaker, Sr.                             Shirley J. Whittaker

_____________________________                        ______________________
Gregory G. Whittaker                                 Robert N. Whittaker, Jr.

_____________________________                        ________________________
Timothy H. Whittaker                                 Kelly K. Whittaker

_________________________________
Robert N. Whittaker, Sr., Trustee
Of Voting Trust Agreements between
SP Whittaker Construction, Incorporated and RKG
And Shirley J. Whittaker, Gregory G. Whittaker,
Robert N. Whittaker, Jr., Timothy Whittaker and
Kelly K. Whittaker